Exhibit 4.12

ALION SCIENCE AND TECHNOLOGY CORPORATION EMPLOYEE

OWNERSHIP, SAVINGS AND INVESTMENT PLAN

Amended and Restated as of October 1, 2011

ALION SCIENCE AND TECHNOLOGY CORPORATION

EMPLOYEE OWNERSHIP, SAVINGS AND INVESTMENT PLAN

-i-

-ii-

-iii-

-iv-

-v-

ALION SCIENCE AND TECHNOLOGY CORPORATION EMPLOYEE

OWNERSHIP, SAVINGS AND INVESTMENT PLAN

ARTICLE I

Adoption of the Plan

1.1 Establishment.

(a) Alion Science and Technology Corporation, a corporation organized under the laws of the state of Delaware, hereby amends and restates the Alion Science and Technology Corporation Employee Ownership, Savings And Investment Plan (the “Plan”) generally effective as of October 1, 2011. The Plan was originally established December 19, 2001 as the Beagle Holdings, Inc. Employee Ownership, Savings And Investment Plan. The Plan includes two components: (1) a stock bonus plan that constitutes an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code (“ESOP Component”), and (2) a profit sharing plan that includes a cash or deferred arrangement under Section 401(k) of the Code (“Non ESOP Component”). The ESOP Component is designed to invest in the ESOP Accounts; the Non ESOP Component is designed to invest in the Non ESOP Accounts.

(b) The Non ESOP Component is intended to meet the applicable requirements of Section 401(a) of the Internal Revenue Code of 1986 (the “Code”), including a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. The ESOP Component is intended to meet the applicable requirements of Sections 401(a), 409, and 4975(e)(7) of the Code and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974 (“ERISA”), which also includes a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. The ESOP Component of the Plan shall be invested exclusively in stock of the Company, unless, using an abuse of discretion standard, it is clearly determined by the ESOP Committee that the financial collapse and bankruptcy of the Company are imminent. Notwithstanding the foregoing, a small portion of the ESOP Component may be invested in cash or cash equivalents solely to meet the ESOP Component’s liquidity needs for distributions and pending investment in stock of the Company. The terms of the Plan shall be interpreted consistent with the foregoing.

1.2 Trust.

The Trust shall be the sole source of benefits under the Plan and the Adopting Employers or any Affiliate shall not have any liability for the adequacy of the benefits provided under the Plan. The Trust may be comprised of more than one trust, and plan assets may be held by more than one Trustee.

1.3 Restatement Effective Date.

The Plan shall be amended and restated as of October 1, 2011, or such other dates as may be specifically provided herein or as otherwise required by law for the Plan to satisfy the requirements of Section 401(a) of the Code.

1.4 Adoption of Plan.

With the prior approval of the Board of Directors, or other officer of the Company to whom authority to approve participation by an entity is delegated by the Board of Directors, the Plan and Trust may be adopted by any corporation or other entity (hereinafter referred to as an Adopting Employer). Such adoption shall be made by the Adopting Employer taking the actions designated by the ESOP Committee as appropriate to the proper adoption and operation of the Plan and Trust. In the event of the adoption of the Plan and Trust by an Adopting Employer, the Plan and Trust shall be interpreted in a manner consistent with such adoption. The Adopting Employers shall be listed in Exhibit A attached to this Plan.

1.5 Withdrawal of Adopting Employer.

(a) An Adopting Employer’s participation in this Plan may be terminated, voluntarily or involuntarily, at any time, as provided in this Section.

(b) An Adopting Employer shall withdraw from the Plan and Trust if the Plan and Trust, with respect to that Adopting Employer, fail to qualify under Sections 401(a) and 501(a) of the Code (or, in the opinion of the ESOP Committee, they may fail to so qualify) and the continued sponsorship of that Adopting Employer may jeopardize the status with respect to the Company or the remaining Adopting Employers, of the Plan and Trust under Sections 401(a) and 501(a) of the Code. The Adopting Employer shall receive at least thirty (30) days prior written notice of a withdrawal under this subsection, unless a shorter period is agreed to or is determined to be appropriate by the ESOP Committee in order to preserve the qualified status of the Plan.

(c) An Adopting Employer may voluntarily withdraw from the Plan and Trust for any reason. Such withdrawal requires at least thirty (30) days written notice to the ESOP Committee and the Trustee, unless a shorter period is agreed to.

(d) Upon withdrawal, the Trustee shall segregate the assets attributable to Employees of the withdrawn Adopting Employer, the amount thereof to be determined by the ESOP Committee and the Trustee. The segregated assets shall be held, paid to another trust, distributed or otherwise disposed of as is appropriate under the circumstances; provided, however, that any transfer shall be for the exclusive benefit of Participants and their Beneficiaries. A withdrawal of an Adopting Employer from the Plan is not necessarily a termination under ARTICLE XV. If the withdrawal is a termination, then the provisions of ARTICLE XV shall also be applicable.

1.6 Supplements.

Except as otherwise provided in this document, the terms and conditions of this document are supplemented by the terms and provisions of any Supplement hereto, and the same are hereby incorporated herein by reference. The Plan is a single plan under the Code and ERISA that is funded by a single pool of assets. In the event of a conflict between the terms of this document and the terms of any Supplement, the terms of the Supplement shall control unless specifically provided otherwise.

ARTICLE II

Definitions

The following terms have the meaning specified below unless the context indicates otherwise:

2.1 Account.

The entire interest of a Participant in the Trust Fund. A Participant’s Account shall consist of an ESOP Account, and a Non ESOP Account. The ESOP Account and the Non ESOP Account will contain the following subaccounts:

(a) ESOP Account

(1) ESOP Elective Deferral Account

(2) ESOP Matching Account

(3) ESOP Rollover Account

(4) ESOP Profit Sharing Account

(5) ESOP Stock, Cash and Loan Accounts may be established as Subaccounts

(b) Non ESOP Account

(1) Elective Deferral Account

(2) Matching Account

(3) Rollover Account

(4) Profit Sharing Account

(5) Non ESOP Loan Account may be established as a Subaccount

The ESOP Committee may set up such additional subaccounts as it deems necessary for the proper administration of the Plan.

2.2 Acquisition Loan.

A loan or other extension of credit used by the Trustee to finance the acquisition of Common Stock, which loan may constitute an extension of credit to the Trust from a party in interest (as defined in ERISA). To the extent an Acquisition Loan is made by a party in interest or a disqualified person, it shall be an exempt loan, as such term is defined in Treas. Reg. §54.4975-7(b)(1). Any such exempt loan shall be primarily for the benefit of Participants and Beneficiaries.

2.3 Adopting Employers.

Any corporation or other entity (including the Company) that elects to participate in the Plan on account of some or all of its Employees, provided that participation in the Plan by such entity is approved by the Board of Directors, or officer of the Company to whom authority to approve participation by an entity is delegated by the Board of Directors. The Adopting Employers, and if applicable, the divisions, operations or similar cohesive groups of the Adopting Employers that participate in the Plan shall be listed in Exhibit A to this Plan. If an adopting entity does not participate in the Plan with respect to all of its Eligible Employees, the term “Adopting Employer” shall include only those divisions, operations or similar cohesive groups of such entity that participate in the Plan.

2.4 Affiliate.

A trade or business that, together with an Adopting Employer, is a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) a group of trades or businesses (whether or not incorporated) under common control as defined in Section 414(c) of the Code, or (iii) an affiliated service group as defined in Section 414(m) of the Code, or which is an entity otherwise required to be aggregated with the Adopting Employer pursuant to Section 414(o) of the Code. For purposes of ARTICLE XI, the determination of controlled groups of corporations and trades or businesses under common control shall be made after taking into account the modification required under Section 415(h) of the Code. All such entities, whether or not incorporated, shall be treated as a single employer to the extent required by the Code.

2.5 Allocation Date.

March 31 and September 30 of each Plan Year. Notwithstanding the foregoing, for purposes of the Common Stock, the term “Allocation Date” shall include June 30, 2005.

2.6 Authorized Leave of Absence.

An absence approved by an Adopting Employer on a uniform and nondiscriminatory basis not exceeding six (6) months for any of the following reasons: illness of an Employee or a relative, the death of a relative, education of the Employee, or personal or family business of an extraordinary nature, provided in each case that the Employee returns to the service of the Adopting Employer within the time period specified by the Adopting Employer.

2.7 Beneficiary.

The person or persons (including a trust or trusts) who are entitled to receive benefits after a Participant’s death, determined pursuant to Section 9.8.

2.8 Board of Directors.

The Board of Directors of Alion Science and Technology Corporation.

2.9 Closing Date.

The date upon which the Company or an Affiliate acquires a substantial portion of the assets of IIT Research Institute.

2.10 Code.

The Internal Revenue Code of 1986, as amended.

2.11 Common Stock.

Common stock issued by the Company (or a member of its controlled group, within the meaning of Section 409(l)(4) of the Code) which has voting power equal to that of the class of Company common stock having the greatest voting power, and dividend rights equal to that of the class of Company common stock having the greatest dividend rights, and otherwise satisfies the definition of a “qualifying employer security” under Section 4975(e)(8) of the Code.

2.12 Company.

Alion Science and Technology Corporation.

2.13 Compensation.

(a) Except as otherwise provided herein and in an Exhibit or Supplement, the total wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income, including, but not limited to (A) commissions paid to salesmen, (B) compensation for services on the basis of a percentage of profits, (C) taxable fringe benefits, (D) bonuses, overtime and other extra compensation, (E) amounts described in Sections 104(a)(3), 105(h) of the Code, but only to the extent that these amounts are includible in the gross income of the Employee and (F) any amount that is deferred pursuant to a salary reduction agreement under this Plan or under any plan described in Sections 402(g), 125 or 457 of the Code or a qualified transportation fringe benefit program defined in Section 132(f) of the Code. Notwithstanding the foregoing, Compensation shall not include: (A) Employer contributions to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed, or any distributions from a plan of deferred compensation (regardless of whether such amounts are includible in the gross income of the Employee when distributed); (B) amounts realized from the sale, exchange or other disposition of stock appreciation rights; and (C) other amounts which received special tax benefits, such as premiums for group-term life insurance to the extent that the premiums are not includible in the gross income of the Employee. Compensation also shall also not include (even if otherwise includible in gross income): (A) reimbursements or other expense allowances (B) nontaxable fringe benefits (cash or noncash), (C) moving expenses, (D) deferred compensation including equity or similar compensation such as Stock Appreciation Rights (SARs), phantom stock, stock options, warrants or other similar arrangements, (E) welfare benefits (including severance payments), (F) amounts includable in the gross income of an Employee upon making the election described in Section 83(b) of the Code.

(b) The annual Compensation of each Participant taken into account for any Plan Year shall not exceed $245,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.

(c) Except to the extent required by law, Compensation shall be determined only on the basis of amounts paid during the Plan Year, including any Plan Year with a duration of fewer than twelve (12) months.

(d) Compensation of a person who becomes a Participant during the Plan Year shall only include amounts paid on or after the pay date that includes Compensation earned for the pay period in which the person commenced participation in the Plan.

(e) Notwithstanding the foregoing, Compensation shall not include any amount paid to an Employee after his or her Severance from Service Date, except that a Participant’s Compensation shall include Compensation that is described in Treas. Regs. §§ 1.415(c)-(2)(e)(3)(ii) (regular pay) or 1.415(c)-2(c)(3)(iii)(A) (compensation paid for unused bona fide sick, vacation, or other leave), as well salary continuation payments while on qualified military leave to the extent described in Treas. Regs. § 1.415(c)-(2)(e)(4), provided that such amounts are paid to the Participant by the later of 2 1/2 months after his or her Severance from Service Date or the last day of the Plan Year that includes his or her Severance from Service Date.

(f) Compensation shall include differential wage payments, if any, which are received by a Participant who performs Qualified Military Service for a period of more than 30 days and represent all or a portion of the wages the Participant would have received from the Employer if the Participant were performing service for the Employer.

2.14 Current Market Value.

(a) Except as provided in subsection (b) below, the current market value of Common Stock for all purposes under the Plan shall be determined by the Trustee based upon a valuation performed by an independent appraiser, as defined in Section 401(a)(28)(C) of the Code. Current Market Value will generally be based upon a semi-annual appraisal performed as of a Valuation Date; provided, however, that the ESOP Committee may order interim valuations, which will be binding as of the relevant date specified therein. Nothing in this Plan will be construed as requiring Current Market Value to be determined as of any date other than a Valuation Date or an interim Valuation Date.

(b) Notwithstanding subsection (a) above, for purposes of Section 9.15 regarding the Company’s right of first refusal to purchase Common Stock distributed from the Plan to a Participant or Beneficiary as described in Section 9.15, Current Market Value means the price to purchase the Common Stock offered by a bona fide, independent purchaser.

2.15 Disability.

Disability means that a Participant is determined to be disabled under the Employer’s Long Term Disability Plan.

2.16 Elective Deferral.

A voluntary reduction of a Participant’s Compensation in accordance with Section 4.1 that qualifies for treatment under Section 402(e)(3) of the Code. A Participant’s election to make Elective Deferrals may be made only with respect to an amount that the Participant could otherwise elect to receive in cash and that is not currently available to the Participant.

2.17 Eligible Employee.

An Employee of an Adopting Employer who is on a United States-Based Payroll. Notwithstanding the foregoing, the following individuals are not Eligible Employees:

(a) Employees who are employed in a position or classification within a bargaining unit which is covered by a collective bargaining agreement with respect to which retirement benefits were the subject of good faith bargaining, unless such agreement provides that Employees of such unit shall be Eligible Employees for purposes of the Plan;

(b) Employees who are assigned on the books and records of the Employer to any division, operation or similar cohesive group of an Adopting Employer that is excluded from participation in the Plan by the Board of Directors of the Company, or officer of the Company to whom such authority is delegated by the Board of Directors;

(c) Nonresident aliens who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

(d) Leased Employees or any other person who performs services for an Adopting Employer other than as an Employee.

2.18 Employee.

Except to the extent otherwise provided herein any person employed by an Employer, including any officer of the Employer, who is expressly so designated as an employee or officer on the books and records of the Employer and who is treated as such by the Employer for federal employment tax purposes. Any person who, after the close of a Plan Year, is retroactively treated by the Employer or any other party as an employee for such prior Plan Year shall not, for purposes of the Plan, be considered an Employee for such prior Plan Year unless expressly so treated as such by the Employer. The term “Employee” specifically excludes a person who the Employer considers to be a “contract employee” or “independent contractor” for the period that the person is considered by the Employer to be a “contract employee” or “independent contractor” even if the person is later reclassified as a common law employee by the Internal Revenue Service or a court of law, or is otherwise reclassified.

2.19 Employer.

An Adopting Employer and any Affiliate thereof (whether or not such Affiliate participates in the Plan). The term “Employer” shall be used throughout this Plan to designate the respective Employer entities unless the context demands otherwise. Each entity covering its Employees hereunder shall be deemed to be such only as to those Participants who are on its payroll, and, in each case only to the extent of the Compensation it pays to these Participants.

2.20 Employment Commencement Date.

The date on which an individual first performs an Hour of Service with the Employer.

2.21 ERISA.

The Employee Retirement Income Security Act of 1974, as amended.

2.22 ESOP Accounts.

That portion of a Participant’s Account made up of the ESOP Elective Deferral Account, ESOP Matching Account, ESOP Profit Sharing Account, ESOP Rollover Account and such other subaccounts with respect to the ESOP Component as determined by the ESOP Committee.

2.23 ESOP Committee.

The ESOP Committee appointed by the President and CEO of the Company to administer the Plan in accordance with ARTICLE XIV.

2.24 ESOP Component.

The portion of the Plan which is a stock bonus plan which constitutes an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code.

2.25 ESOP Elective Deferral Account.

That portion of a Participant’s Account which is attributable to ESOP elective deferrals received pursuant to Section 4.1, adjusted for withdrawals and distributions, and the earnings and losses attributable thereto.

2.26 ESOP Matching Account.

That portion of a Participant’s Account which is attributable to ESOP matching contributions received pursuant to Section 4.4, adjusted for withdrawals and distributions, and the earnings and losses attributed thereto.

2.27 ESOP Profit Sharing Account.

That portion of a Participant’s Account which is attributable to ESOP Profit Sharing Contributions received pursuant to Section 4.3, adjusted for withdrawals and distributions, and the earnings and losses attributed thereto.

2.28 ESOP Rollover Account.

That portion of a Participant’s Account which is attributable to ESOP Rollover Contributions received pursuant to Section 4.5, adjusted for withdrawals and distributions, and the earnings and losses attributed thereto.

2.29 Fiduciary.

Any person who exercises any discretionary authority or discretionary control over the management of the Plan, or exercises any authority or control respecting management or disposition of Plan assets; who renders investment advice for a fee or other compensation, direct or indirect, as to assets held under the Plan, or has any authority or discretionary responsibility in the administration of the Plan. This definition shall be interpreted in accordance with Section 3(21) of ERISA.

2.30 Financed Shares.

Shares of Common Stock acquired by the Trust with the proceeds of an Acquisition Loan.

2.31 Fiscal Year.

The fiscal year of the Company, ending at 11:59 p.m. on the last Friday in September. Notwithstanding the foregoing, for purposes of the deduction rules of Code Section 404, Fiscal Year shall be deemed to coincide with the Plan Year.

2.32 Former IIT Research Institute Employee.

An Eligible Employee who (a) is or was an employee of IIT Research Institute and became an Employee of an Adopting Employer in the first Plan Year, or (b) was an employee of IIT Research Institute on or before December 20, 2002 and became an Employee of an Adopting Employer within five (5) years of the Employee’s termination of employment with IIT Research Institute.

2.33 Highly Compensated Employee.

(a) Any Employee who:

(1) is a five percent (5%) owner at any time during the Plan Year or the preceding Plan Year; or

(2) for the preceding Plan Year received compensation in excess of the amount specified in Section 414(q)(1)(B)(i) of the Code ($110,000 for the Plan Year beginning October 1, 2011 and adjusted in later years as provided in Section 414(q)(1) of the Code); and was in the top twenty percent (20%) of Employees when ranked on the basis of compensation paid during such year, as determined under Section 414(q)(1)(B)(ii) of the Code.

(b) A former Employee will be treated as a Highly Compensated Employee if the former Employee was a Highly Compensated Employee at the time of his or her separation from service or the former Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).

(c) This Section shall be interpreted in a manner consistent with Section 414(q) of the Code and the regulations thereunder and shall be interpreted to permit any elections permitted by such regulations to be made.

2.34 Hour of Service.

Any hour for which any person is directly or indirectly paid (or entitled to payment) by the Employer for the performance of duties as an Employee, as determined from the appropriate records of the Employer. Hours of Service shall be computed and credited in accordance with the Department of Labor regulations under Section 2530.200b.

2.35 IIT Research Institute.

Illinois Institute of Technology Research Institute, an Illinois corporation, and Human Factors Applications, Inc., a Pennsylvania corporation.

2.36 Leased Employee.

Any person (other than an Employee) who, pursuant to an agreement between the Employer and any other person, has performed services for the Employer (or any related person as provided in Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year and such services are performed under primary direction or control of the Employer. Leased Employees are not eligible to participate in the Plan.

2.37 Matching Contributions.

Contributions made to the Trust in accordance with Section 4.4 hereof.

2.38 Non ESOP Accounts.

That portion of a Participant’s Account which is made up of the Non ESOP Elective Deferral Account, the Non ESOP Matching Account, the Non ESOP Profit Sharing Account, the Non ESOP Rollover Account and such other subaccounts with respect to the Non ESOP Component as determined by the ESOP Committee.

2.39 Non ESOP Component.

The portion of the Plan which constitutes a profit sharing plan that includes a cash or deferred arrangement under Section 401(k) of the Code.

2.40 Non ESOP Elective Deferral Account.

That portion of a Participant’s Account which is attributable to Non ESOP elective deferral contributions received pursuant to Section 4.1, adjusted for withdrawals and distributions, and the earnings and losses attributable thereto.

2.41 Non ESOP Matching Account.

That portion of a Participant’s Account which is attributable to Non ESOP matching contributions received pursuant to Section 4.4, adjusted for withdrawals and distributions, and the earnings and losses attributable thereto.

2.42 Non ESOP Profit Sharing Account.

That portion of a Participant’s Account which is attributable to Non ESOP Profit Sharing Contributions received pursuant to Section 4.3, adjusted for withdrawals and distributions, and the earnings and losses attributable thereto.

2.43 Non ESOP Rollover Account.

That portion of a Participant’s Account which is attributable to Non ESOP Rollover Contributions received pursuant to Section 4.5, adjusted for withdrawals and distributions, and the earnings and losses attributable thereto.

2.44 Normal Retirement Age.

The Participant’s attainment of age sixty five (65).

2.45 Participant.

An individual who is enrolled in the Plan pursuant to ARTICLE III and has not received a distribution of all of the funds credited to his or her Account (or had such funds fully forfeited). In the case of an Eligible Employee who makes a Rollover Contribution to the Plan under Section 4.5(a)(3) prior to enrollment under ARTICLE III, such Eligible Employee shall, until he or she enrolls under ARTICLE III, be considered a Participant for the limited purposes of maintaining and receiving his or her Rollover Contribution Account under the terms of the Plan.

2.46 Pay Period.

A period scheduled by an Adopting Employer for payment of wages or salaries.

2.47 Period of Participation.

That portion of a Period of Service during which an Eligible Employee was a Participant; provided, however, a Participant who was an Eligible Employee during the initial short plan year of the Plan (December 21, 2002 – September 30, 2003) shall be credited with a year of participation for such period and any additional period of participation shall be counted beginning after September 30, 2003. A Human Factors Applications, Inc. employee will get one year credited to his or her Period of Participation for each year of participation in the Human Factors Applications, Inc. Profit Sharing & 401(k) Plan. A former employee of Innovative Technology Solutions Corporation will be credited with a year of participation for each year of participation in the Innovative Technology Solutions 401(k) Profit Sharing Plan & Trust. The Period of Participation for a former employee of John J. McMullen Associates, Inc. who became a Participant in the Plan upon the transfer of assets from the John J. McMullen Associates, Inc. 401(k) Plan and/or the John J. McMullen Associates, Inc. Employee Stock Ownership Plan (“JJMA ESOP”) to this Plan, or such earlier date as provided in Section 1.4 of Supplement 1, shall include the period of time during which he or she participated in the JJMA ESOP.

2.48 Period of Service.

The period of time beginning on the Employee’s Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on the Employee’s Severance from Service Date. If the Severance from Service is because the Employee resigns, retires or is discharged, and the Employee is rehired by an Employer within twelve (12) months after his Severance from Service Date, the period between his Severance from Service Date and his rehire date is included in his Period of Service. Notwithstanding the foregoing, if an Employee resigns, retires or is discharged during a period of absence for any reason other than a resignation, retirement, discharge or death, the period between his Severance from Service Date and his rehire date is included in his Period of Service only if the Employee’s rehire date is within twelve (12) months after the original absence date. For this purpose, a Former IIT Research Institute Employee shall receive credit for his or her period of service with IIT Research Institute, including any credit for service with a previous employer to the extent such service was taken into account under a qualified or other tax-favored retirement plan maintained by IIT Research Institute.

A Period of Service for the purposes of this Plan shall also include any period of uninterrupted employment performed by an employee of any Employer or an Affiliate and any period of uninterrupted employment with the predecessor of any Employer or an Affiliate, but only to the extent such period of employment would otherwise be recognized under the terms of the Plan. For this purpose, employment with a predecessor includes any period of employment with a trade or business, or period of employment recognized under a tax-qualified plan under Section 401(a) of the Code maintained by a trade or business that was performed by an employee who was employed by the trade or business immediately prior to a transfer to the employment of the acquiring Employer or an Affiliate in connection with the purchase by the Employer or Affiliate of all or a portion of the assets used in that trade or business.

2.49 Period of Severance.

The period of time beginning on the Employee’s Severance from Service Date and ending on the Employee’s Reemployment Commencement Date, if any.

2.50 Plan.

The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan, as amended from time to time.

2.51 Plan Year.

The annual twelve- (12) month period beginning on October 1 of each year and ending on September 30 of each year.

2.52 Profit Sharing Contributions.

Any contribution by the Adopting Employers to the Trust pursuant to Section 4.3.

2.53 Qualified Military Service.

Any service in the Uniformed Services (as defined in Chapter 43 of Title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service. Qualified Military Service includes any period of duty on a voluntary or involuntary basis in the United States Armed Forces, the Army National Guard and the Air National Guard when engaged in active duty for training, inactive duty for training or full-time National Guard duty, the commissioned corps of the Public Health Service and any other category of persons designated by the President of the United States in time of war or emergency. Such periods of duty shall include active duty, active duty for training, initial active duty for training, inactive duty training, full-time National Guard duty and absence from employment for an examination to determine fitness for such duty.

2.54 Reserved.

2.55 Reserved.

2.56 Recordkeeper.

The organization or organizations designated by the ESOP Committee to be the recordkeeper(s) for the Plan.

2.57 Reemployment Commencement Date.

The first date on which the Employee performs an Hour of Service following a Period of Severance of twelve (12) months or more.

2.58 Retirement.

A Severance from Service that occurs after a Participant has attained Normal Retirement Age.

2.59 Rollover Contributions.

Amounts transferred or contributed to this Plan from another plan or IRA in accordance with Section 4.5.

2.60 Severance from Service.

The termination of employment by reason of resignation, Retirement, discharge, layoff or death; or the failure to return from Authorized Leave of Absence, Qualified Military Service or Disability.

2.61 Severance from Service Date.

The earliest of:

(a) the date on which an Employee resigns, retires, is discharged, or dies; or

(b) except as provided in paragraphs (c), (d), (e) and (f) hereof, the first anniversary of the first date of a period during which an Employee is absent for any reason other than resignation, retirement, discharge or death; or

(c) in the case of a Qualified Military Service leave of absence from which the Employee does not return before expiration of recall rights, Severance from Service Date means the first day of absence because of the leave; or

(d) in the case of an absence due to Disability, Severance from Service Date means the earlier of the first anniversary of the first day of absence because of the Disability or the date of termination of the Disability; or

(e) in the case of an Employee who is discharged or resigns (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child to the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, “Severance from Service Date”, for the sole purpose of determining the length of a Period of Service, shall mean the first anniversary of the resignation or discharge; or

(f) in the case of an Employee who is absent from service beyond the first anniversary of the first day of absence (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child to the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, the Severance from Service Date shall be the second anniversary of the first day of such absence. The period between the first and second anniversaries of the first day of absence is neither a Period of Service nor a Period of Severance.

2.62 Surviving Spouse.

A person who was legally married to the Participant immediately before the Participant’s death.

2.63 Trade Day.

Days on which the Recordkeeper is able to make transfers of Plan assets.

2.64 Trust.

The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust and any successor agreement made and entered into for the establishment of a trust fund of all contributions which may be made to the Trustee under the Plan. The Trust may be held by separate Trustees.

2.65 Trustee.

The individual or entity who is appointed pursuant to a trust agreement to hold the assets of the Plan in Trust, and any successor trustees under the Trust holding all or part of the Trust Fund.

2.66 Trust Fund.

The cash, securities, and other property held by the Trustee for the purposes of the Plan.

2.67 United States-Based Payroll.

A payroll maintained by the Company or an Adopting Employer that is designated as a United States payroll on the books and records of the Company or Adopting Employer and that is subject to United States wage withholding and reporting laws.

2.68 Valuation Date.

Any day that the New York Stock Exchange is open for trading; provided, however, that the terms Trade Day and Valuation Date shall not be construed to mean that Common Stock must be newly valued on each of these days. For Common Stock that is not readily tradeable on an established securities market, the term “Valuation Date” means the semiannual date (which shall generally be as of March 31 and September 30) on which Common Stock is valued by an independent appraiser which meets the requirements of Section 170 of the Code and the regulations thereunder, and such other interim Valuation Dates as declared by the ESOP Committee. Notwithstanding the foregoing, in the case of a transaction between the Plan and a disqualified person (within the meaning of Section 4975(e)(2) of the Code), the Valuation Date shall be the date of the transaction.

ARTICLE III

Eligibility

3.1 Eligibility Requirements.

An Eligible Employee shall be eligible to make Elective Deferrals and Rollover Contributions, and shall be eligible to receive Matching Contributions, immediately following his or her Employment Commencement Date (or, if later, the date an Employee becomes an Eligible Employee). An Eligible Employee shall be eligible for Profit Sharing Contributions, if any, immediately following his or her completion of a Period of Service of twelve (12) consecutive months. An Eligible Employee who was eligible for a Profit Sharing Contribution, if any, as of the date he or she incurred a Severance from Service, and who is reemployed as an Eligible Employee, shall again be eligible for a Profit Sharing Contribution, if any, immediately on his or her date of reemployment.

3.2 Procedure for Joining the Plan.

Subject to the automatic enrollment provisions in Section 4.1(g), each Eligible Employee may join the Plan by communicating with the Company’s Director of Human Resources or his or her designee in accordance with the instructions that will be made available to each Eligible Employee. An enrollment in the Plan shall not be deemed to have been completed until the Eligible Employee has designated: (i) a percentage by which his or her Compensation shall be reduced as an Elective Deferral in accordance with the requirements of Section 4.1; (ii) election of investment funds in accordance with ARTICLE V; (iii) one or more Beneficiaries; and (iv) such other information as specified by the Company’s Director of Human Resources or his or her designee. Enrollment will be effective as of the first Pay Period following completion of enrollment for which it is administratively feasible to carry out such enrollment. The ESOP Committee, in its discretion, may from time to time make exceptions and adjustments in the foregoing procedures on a uniform and nondiscriminatory basis.

3.3 Transfer Between Adopting Employers to Position Covered by Plan.

A Participant who is transferred to a position with another Adopting Employer in which the Participant remains an Eligible Employee will continue as an active Participant of the Plan.

3.4 Transfer to Position Not Covered by Plan.

If a Participant is transferred to a position with an Employer in which the Participant is no longer an Eligible Employee, or transfers to an Affiliate that does not participate in the Plan, the Participant will remain a Participant of the Plan with respect to contributions previously made but shall no longer be eligible to have Elective Deferrals or any other contributions made to the Plan on his or her behalf until he or she again becomes an Eligible Employee. In the event the Participant is subsequently transferred to a position in which he or she again becomes an Eligible Employee, the Participant shall become an active Participant in the Plan immediately upon such transfer and may re-commence Elective Deferrals as soon as it is administratively feasible to implement such Participant’s deferral election.

3.5 Transfer to Position Covered by Plan.

If an Employee who is not eligible to participate in the Plan by reason of his or her position with an Employer is transferred to a position that is eligible to participate in the Plan, such Employee may become eligible to participate in the Plan in accordance with Sections 3.1 and 3.2. The Employee’s Period of Service in the non-eligible position shall be counted for purposes of eligibility to participate in the Plan.

3.6 Treatment of Qualified Military Service.

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with Section 414(u) of the Code. In the event that a former Employee dies on or after October 1, 2007 while performing Qualified Military Service, such former Employee’s survivors shall be entitled to any additional benefits (excluding additional contributions and allocations relating to the period of Qualified Military Service) provided under the Plan as if the former Employee had resumed and then terminated employment on account of death.

ARTICLE IV

Contributions

4.1 Elective Deferrals.

(a) Except as otherwise provided herein and in an Exhibit or Supplement to this Plan, a Participant may authorize an Adopting Employer to reduce his or her Compensation for each Pay Period on a pre-tax basis by an amount equal to any whole percentage of Compensation that does not exceed sixty percent (60%) and to have such amount contributed to the Plan as an Elective Deferral. At the time amounts are contributed to the Plan as an Elective Deferral, the Participant will designate the percentage (in increments of 1%) to be (i) held for investment in the Participant’s ESOP Elective Deferral Account in accordance with Section 5.1(c) and (ii) otherwise invested in the Participants’ Non ESOP Elective Deferral Account in accordance with Section 5.1(a). A Participant may elect to defer no more than eleven percent (11%) of Compensation into the Participant’s ESOP Elective Deferral Account for each Pay Period.

(b) A Participant shall not be permitted to make Elective Deferrals during any calendar year in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such calendar year.

(c) A Participant may change his or her Elective Deferral percentage to increase, decrease or discontinue said percentage, or the allocation between the ESOP and Non ESOP Elective Deferral Accounts by notifying the Company’s Director of Human Resources or his or her designee, such change to take effect as of the first Pay Period by which it is administratively feasible to make such change.

(d) A Participant may not make Elective Deferrals with respect to Compensation that has already been made available to the Participant.

(e) With the approval of the Board of Directors, or any officer of the Company to whom authority to determine contributions is delegated by the Board of Directors, an Adopting Employer may provide its Eligible Employees with a cash or deferred election with respect to all or a portion of the Service Contract Act reconciliation amounts referenced in Section 4.2(b) (“SCA Amounts”). If such cash or deferred election is provided, an Eligible Employee can elect either (i) to receive the SCA Amounts in cash as additional cash compensation, or (ii) to have the SCA Amounts contributed to the Plan as additional Elective Deferrals, subject to the limitations otherwise provided under the Plan. If an Eligible Employee does not make a cash or deferred election within the time period specified by the ESOP Committee, the SCA Amounts will be paid to the Eligible Employee in cash.

(f) All Employees who are eligible to make Elective Deferrals under this Plan and who have attained age 50 before the close of the calendar year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Such catch-up contributions shall be included for purposes of Matching Contributions.

(g) An Employee (i) who is hired as an Eligible Employee with an Employment Commencement Date on or after June 25, 2011, or (ii) who is re-employed as an Eligible Employee on or after June 25, 2011 following a Severance from Service (regardless of the length of time between the date of the Severance from Service and the re-employment date), shall be deemed to have elected to have his or her Compensation automatically reduced by three percent (3%) and to have this amount contributed to the Plan on his or her behalf as an Elective Deferral, unless such Eligible Employee affirmatively elects to receive cash or to have a different specified amount contributed to the Plan. The following rules shall apply to such automatic contributions:

(1) Unless otherwise elected by the Eligible Employee, automatic Elective Deferrals shall be invested in his or her Non ESOP Elective Deferral Account. The ESOP Committee may establish a qualified default investment alternative, as such term is defined in Department of Labor Regulation Section 2550.404c-5, to hold contributions for which an investment election has not been made.

(2) Automatic Elective Deferrals shall commence as soon as practicable following the date that is thirty (30) days after the Eligible Employee’s Employment Commencement Date or re-employment date, as the case may be.

(3) An election not to make Elective Deferrals, to contribute a different percentage of Compensation, or to change the investment of his or her Elective Deferrals may be made at any time by an Eligible Employee pursuant to Section 4.1(c). Such election shall be effective for the first Pay Period by which it is administratively feasible to make such change.

(4) Within a reasonable period of time following each Eligible Employee’s Employment Commencement Date or re-employment date, as the case may be, the Eligible Employee shall receive a notice that explains the automatic Elective Deferral contribution and the Eligible Employee’s right to elect not to have Elective Deferrals made to the Plan or to alter the amount of those contributions, including the procedure for exercising that right and the timing for implementation of any such election and any other information required under Treas. Reg. Section 1.414(w)-1(b)(3). In addition, each Eligible Employee shall be provided with a notice containing the information described in this paragraph at least thirty (30) days, but no more than ninety (90) days, prior to the beginning of each Plan Year.

4.2 Service Contract Act Reconciliation Amounts.

Each Plan Year the Adopting Employers may contribute to the Trust such amounts as determined by the Board of Directors or other officer to whom authority to determine contributions is delegated by the Board of Directors, in his or her sole discretion, consisting of the entire amount or any part of any deficiency between health and welfare and/or pension contributions actually made under a contract covered by the Service Contract Act and the amount of such contribution or contributions required by a wage determination issued under the contract. Such amount shall be calculated in accordance with the formula specified in 29 CFR §4.175 as follows:

The total amount contributed for a month, calendar or contract quarter, or other specified time is divided by the total hours worked under the contract by service employees subject to the Act during the period in question to determine an hourly contribution rate.

The difference between the contribution rate required in the determination and the actual contribution may be contributed to the Plan on behalf of each Eligible Employee for purposes of fulfilling the Adopting Employers’ fringe benefit obligations under the Service Contract Act.

4.3 Profit Sharing Contributions.

The Board of Directors is authorized each year to instruct the Company to make a discretionary Profit Sharing Contribution, in an amount to be determined at the sole discretion the Board of Directors. The Profit Sharing Contribution shall be allocated to eligible Participants in the same ratio as each such Participant’s Compensation for the Plan Year bears to the total Compensation of all such eligible Participants for the Plan Year. For purposes of this Section 4.3, the Compensation of a Participant who during the Plan Year first becomes eligible under Section 3.1 to share in the Profit Sharing Contribution shall only include amounts paid on or after the pay date that includes Compensation earned for the pay period in which such Participant becomes eligible to share in the Profit Sharing Contribution. The Board of Directors will designate whether the contribution is to be allocated to the ESOP Profit Sharing Account or the Non ESOP Profit Sharing Account. The ESOP Profit Sharing Contribution may be made in cash, Common Stock or a combination thereof at the discretion of the Board of Directors or any officer of the Company to whom authority to determine contributions is delegated by the Board of Directors. To the extent that the Profit Sharing Contribution is made in Common Stock, such shares shall be transferred to the Trustee of the ESOP Component of the Plan as of the Allocation Date to which they relate and shall be based on the Current Market Value of Common Stock as of that Allocation Date.

Regardless of the first five sentences of the first paragraph of this Section 4.3, the Chief Executive Officer (“CEO”) of the Company or an officer of the Company designated by the CEO may set up divisions, operations, subsidiaries or similar cohesive groups which have their own contribution rate for Profit Sharing Contributions during part or all of any Plan Year. The contribution rate for any unit for Profit Sharing Contributions may be zero. A Participant’s total Profit Sharing Contribution for the Plan Year will be the sum of the products of his Compensation attributable to each unit multiplied by the unit’s contribution rate. Any Participant who becomes part of such unit during a Plan Year shall be eligible to receive the Profit Sharing Contributions, if any, that he had been eligible to receive before joining such unit until his date of transfer and begin receiving the Profit Sharing Contributions, if any, that are applicable to such unit as of his date of transfer.

4.4 Matching Contributions.

Except as otherwise provided in an Exhibit or Supplement to this Plan, each Adopting Employer shall make Matching Contributions in the following percentages: (i) one hundred percent (100%) of the first three percent (3%) of Compensation deferred by a Participant and (ii) fifty percent (50%) of the next two percent (2%) of Compensation deferred by a Participant. This Matching Contribution shall be immediately 100% vested (as set forth in Section 7.1); shall be subject to the distribution limitations described in Section 401(k)(12)(E)(i) of the Code and shall be a safe harbor matching contribution as described in Sections 401(k)(12) and 401(m)(11) of the Code. This Matching Contribution shall be determined each Plan Year based on the Compensation and total pre-tax deferrals for the Plan Year (including catch-up contributions made pursuant to Section 4.1(f)).

Except as otherwise provided in an Exhibit or Supplement to this Plan, the Matching Contribution shall be made in either (i) cash or (ii) Common Stock or cash that is invested in Common Stock as determined by the Board of Directors or officer of the Company to whom the Board of Directors has delegated the authority to determine contributions under the Plan. To the extent that the matching contribution is made in Common Stock, such shares shall be transferred to the Trustee of the ESOP Component of the Plan as of the Allocation Date following the pay date during which the Elective Contributions to which such Matching Contributions relate would have been paid, and shall be based on the Current Market Value of Common Stock as of the Allocation Date as of the end of the period to which the Matching Contributions relate. To the extent such Matching Contribution is made in Common Stock or cash that is invested in Common Stock, it shall be allocated to the Participant’s ESOP Matching Contribution Accounts, and shall remain invested in Common Stock in accordance with and subject to Section 5.1(b). To the extent the Matching Contribution is made in unrestricted cash, it will be allocated to the Participant’s Non ESOP Matching Contribution Account.

4.5 Rollover Contributions.

(a) Participants may transfer into the Plan Qualifying Rollover Amounts from other plans or IRAs, subject to the uniform and non-discriminatory policies of the ESOP Committee, the following terms and conditions and provided that the ESOP Committee, in its sole discretion, agrees to accept such a Rollover Contribution:

(1) the transferred funds are received by the Trustee no later than sixty (60) days from receipt by the Participant of a distribution from the other plan or IRA;

(2) the Rollover Contributions transferred pursuant to this Section 4.5(a) shall be credited to either the Participant’s ESOP Rollover Contribution Account or the Participant’s Non ESOP Rollover Account (at the direction of the Participant and based on the rules and policies of the ESOP Committee) and will be invested upon receipt by the Trustee; and

(3) a Rollover Contribution will not be accepted unless (A) the Employee on whose behalf the Rollover Contribution will be made is either a Participant or an Eligible Employee who has notified the ESOP Committee that he or she intends to become a Participant as of the first date on which he or she is eligible therefor, and (B) all required information, including selection of specific investment accounts, is provided to the Recordkeeper.

(b) For purposes of this Section, the following terms shall have the meanings specified:

(1) Qualifying Rollover Amounts. Amounts from the following types of plans or IRAs:

(A) a qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions.

(B) an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions.

(C) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(D) an individual retirement account or annuity under Section 408(a) or (b) of the Code, respectively, but only to the extent that the amount would have been includible in gross income of the Participant if the amount had been distributed to the Participant and not rolled over to any plan or individual retirement account or annuity. Amounts from a Roth individual retirement account under Code Section 408A shall not be a qualifying rollover amount.

(E) Federal Civil Service Thrift Plan and other government plans, if permitted by law.

4.6 Direct Transfers.

(a) The Plan shall accept a transfer of assets, including elective transfers in accordance with Treas. Regs. Section 1.411(d)-4 Q&A-3(b) and transfers in connection with a plan merger, directly from another plan qualified under Section 401(a) of the Code only if the ESOP Committee, in its sole discretion, agrees to accept such a transfer. In determining whether to accept such a transfer, the ESOP Committee shall consider the administrative inconvenience engendered by such a transfer and any risks to the continued qualification of the Plan under Section 401(a) of the Code. Acceptance of any such transfer shall not preclude the ESOP Committee from refusing any such subsequent transfers.

(b) Any transfer of assets accepted under this subsection shall be separately accounted for at all times and shall remain subject to the provisions of the transferor plan (as it existed at the time of such transfer) to the extent required by Section 411(d)(6) of the Code as if such provisions were part of the Plan. In all other respects, however, such transferred assets shall be subject to the provisions of this Plan. The Exhibits and Supplements to this Plan lists the special provisions that must be preserved under Section 411(d)(6) of the Code.

4.7 Refund of Contributions to the Adopting Employers.

Notwithstanding the provisions of ARTICLES XIII and XV, if, or to the extent that, any Adopting Employer’s deductions for contributions made to the Plan are disallowed, such Adopting Employer will have the right to obtain the return of any such contributions for a period of one (1) year from the date of disallowance. For this purpose, all contributions are made subject to the condition that they are deductible under the Code for the taxable year of the Adopting Employers for which the contributions are made. Furthermore, any contribution made on the basis of a mistake in fact may be returned to the Adopting Employers within one (1) year from the date such contribution was made. If the Internal Revenue Service determines that the Plan is not initially qualified within the meaning of Section 401 of the Code, the assets of the Trust Fund attributable to any Adopting Employer’s contributions prior to such determination shall be returned to such Adopting Employer within twelve (12) months after such determination, but only if the application for such qualification is made no later than the due date (including extensions thereof) of the Adopting Employer’s income tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

4.8 Payment.

The Adopting Employers shall pay to the Trustee in U.S. currency, or by other property acceptable to the Trustee, all contributions for each Plan Year within the time prescribed by law, including extensions granted by the Internal Revenue Service, for filing the federal income tax return of the Company for its taxable year in which such Plan Year ends. Unless designated by the Adopting Employers as nondeductible, all contributions made shall be deemed to be conditioned on their current deductibility under Section 404 of the Code.

4.9 Safe Harbors.

(a) The Plan shall satisfy the nondiscrimination requirements of Code Section 401(k) by complying with the safe harbor matching contribution rules of Code Section 401(k)(12). Accordingly, the ESOP Committee shall provide each Eligible Employee with a “safe harbor notice” at least 30 days, but no more than 90 days, before the beginning of each Plan Year for which the Plan will utilize such safe harbor contributions. An Eligible Employee who becomes a Participant less than 90 days before the beginning of the Plan Year shall be provided with such safe harbor notice within 90 days after such Employee becomes an Eligible Employee. The notice provided pursuant to this Section 4.9 shall be written in a manner designed to be understood by the average participant and shall otherwise comply with the requirements of Treasury Regulation Section 1.401(k)-3(d).

(b) The Plan shall satisfy the nondiscrimination requirements of Code Section 401(m) by complying with the safe harbor matching contribution rules of Code Section 401(m)(11). Accordingly, the ESOP Committee shall provide each Eligible Employee with the “safe harbor notice” as described in Section 4.9(a).

4.10 Correction of Excess Deferrals.

Notwithstanding the foregoing, except to the extent permitted under Section 4.1(e) of the Plan and Code Section 414(v) with respect to catch-up contributions, the Participant may not authorize (or be deemed to authorize) any Elective Deferrals to be made on his or her behalf to this Plan which, when aggregated with any other elective deferrals as defined in Code Section 402(g)(3), to any other plan, exceed the applicable limit under Code Section 402(g) in effect for the Plan Year to which such Elective Deferrals relate. If a Participant has made excess deferrals, then, not later than the first April 1 following the close of the Participant’s taxable year, the Participant may notify each plan under which deferrals were made of the amount of the excess deferrals received by that plan. The Participant shall be deemed to have notified the Plan of excess deferrals to the extent he or she has excess deferrals for the taxable year calculated by taking into account only elective deferrals under the Plan and other plans of the Employer or an Affiliate. The Employer may notify the Plan on behalf of the Participant under these circumstances. Not later than the first April 15 following the close of the taxable year, the Plan shall distribute to the Participant the amount designated above, as adjusted for any investment gain or loss allocated thereto. The investment gain or loss attributable to a Participant’s excess deferral pursuant to this Section 4.10 for the Plan Year during which such excess deferral arose shall be determined in accordance with Treas. Reg. § 1.402(g)-1(e)(5)(ii). Any investment gain or loss attributable to a Participant’s excess deferrals for the period between the end of the Plan Year during which the excess deferrals occurred and the date of distribution shall not be distributed pursuant to this Section 4.10.

ARTICLE V

Investment of Accounts

5.1 Election of Investment Funds.

(a) Except as otherwise prescribed in subsections 5.1(b), (c), (d), (e), (j) and (k) and Section 5.2, upon enrollment in the Plan, each Participant shall direct that the funds in the Participant’s Account be invested in increments of one percent (1%) in one or more of the investment options designated by the ESOP Committee, which may include designated investment funds, specific investments or both. The investment choices made available shall be sufficient to allow compliance with Section 404(c) of ERISA.

(b) Except as otherwise determined by the ESOP Committee or provided herein, all investments in a Participant’s ESOP Account will be held in Common Stock, subject to the diversification rules as set forth in Section 5.2.

(c) Each Participant shall be entitled to designate the percentage (in multiples of one percent) of his Elective Deferrals that shall be invested in Common Stock under the ESOP Component of this Plan, subject to the eleven percent (11%) limitation set forth in Section 4.1(a). To the extent a Participant directs his Elective Deferrals to be invested under the ESOP Component, such contributions shall be accumulated in an investment selected by the ESOP Committee under the ESOP Component of the Plan and shall be converted to Common Stock as of the Valuation Date using the Common Stock value as of the Valuation Date preceding or as of the conversion date (whichever is lower), and shall then be allocated to the participant’s ESOP Elective Deferral Account. Notwithstanding the above, in the event the total Elective Deferrals directed to the ESOP Component exceed five (5%) of the aggregate payroll expenses since December 20, 2002 (measured as of the end of each Plan Year) of the Company and each of the subsidiaries of the Company (a) that is an Adopting Employer, and (b) substantially all of whose employees are eligible to participate in the ESOP Component, the ESOP Committee may choose pursuant to uniform and nondiscriminatory policies to redirect a portion of each Participant’s Elective Deferrals that have been directed to the ESOP Component, and any interest credited to such amounts, to the Participant’s non-ESOP Accounts. Such a reduction would be applied on a pro rata basis to Elective Deferrals intended to be invested in the ESOP Component during such period.

(d) Except as otherwise determined by the ESOP Committee and subject to the provisions of the Plan, an Employee’s Rollover Contribution may be allocated to the Participant’s ESOP Rollover Account and invested in Common Stock on the terms and conditions set forth in this subsection 5.1(d) and in accordance with rules and procedures established by the ESOP Committee. Amounts to be invested in Common Stock will be initially accumulated in an investment selected by the ESOP Committee under the ESOP Component of the Plan, and will be converted to Common Stock on the Allocation Date coincident with or next following the date the Rollover Contribution is accepted and received by the ESOP Committee or Trustee based on the Current Market Value as of the Allocation Date coincident with such conversion date or the immediately preceding Allocation Date, whichever is lower. Amounts not invested in the ESOP Rollover Account may be allocated to the Participant’s Non ESOP Rollover Account and invested in accordance with Section 5.1(a). Amounts held in the ESOP Rollover Account will be subject to the diversification rules of Section 5.2. Notwithstanding the foregoing, with respect to new Employees as a result of a merger, acquisition or consolidation of another entity, where such new Employee’s Rollover Contribution is received by the Trustee after the Allocation Date next occurring after such merger, acquisition or consolidation, the ESOP Committee shall have discretion to decide that such new Employee’s Rollover Contribution be initially accumulated in an investment selected by the ESOP Committee under the ESOP Component of the Plan, and converted to Common Stock at the Allocation Date coinciding with or next following the receipt of such new Employee’s properly completed investment election form, based on the Current Market Value as of the Allocation Date immediately preceding the date such transferred funds were received or the Allocation Date immediately preceding the receipt of such Employee’s properly completed investment election form, whichever is less; provided, however, that the foregoing shall apply only if (i) such new Employee’s properly completed investment election form is received on or before the Allocation Date immediately preceding the date such transferred funds were received, and (ii) the funds are received before the earlier of the date that the Trustee releases the value of the Common Stock as of the prior Allocation Date or forty-five (45) days following such Allocation Date.

(e) In its discretion, the ESOP Committee may from time to time designate new funds and, where appropriate, preclude investment in existing funds and provide for the transfer of Accounts invested in those funds to other funds selected by the Participant but if no such election is made, to a default investment as determined by the ESOP Committee in its discretion.

(f) Except as otherwise prescribed in subsections 5.1(b), (c), (d), (e) (j) and (k) and Section 5.2, a Participant’s investment election will apply to the entire Account of the Participant.

(g) In establishing rules and procedures under Section 5.1, the following shall apply:

(1) Each Participant, Beneficiary or Alternate Payee shall affirmatively elect to self-direct the investment of assets in his or her Account, but such election may provide for default investments in the absence of specific directions from such Participant, Beneficiary or Alternate Payee. For purposes of any elections to invest in the ESOP Component of the Plan, the Participant, Beneficiary or Alternate Payee shall be considered a “named fiduciary” of the Plan as described in Section 402(a)(2) of ERISA.

(2) The investment directions of a Participant shall continue to apply after that Participant’s death or incompetence until the Beneficiary (or, if there is more than one Beneficiary for that Account, all of the Beneficiaries), guardian or other representatives provide contrary direction.

(3) The ESOP Committee may decline to implement investment designations if such investment, in the ESOP Committee’s judgment:

(A) would result in a prohibited transaction under Section 4975 of the Code;

(B) would generate income taxable to the Trust Fund;

(C) would not be in accordance with the Plan and Trust;

(D) would cause a Fiduciary to maintain the indicia of ownership of any assets of the Trust Fund outside the jurisdiction of the district courts of the United States other than as permitted by Section 404(b) of ERISA and Labor Reg. §2550.404(b)-1;

(E) would jeopardize the Plan’s tax qualified status under the Code;

(F) could result in a loss in excess of the amount credited to the Account; or

(G) would violate any other requirements of the Code or ERISA.

(4) Except as otherwise prescribed in subsections 5.1(b), (c), and (d) and Section 5.2, the ESOP Committee may establish reasonable restrictions on the frequency with which investment directions may be given, consistent with Section 404(c) of ERISA.

(5) The ESOP Committee may establish limits on the use of brokers, investment counsel or other advisors that may be utilized, including specifying that all investments must be made through a designated broker or brokers.

(6) The ESOP Committee may establish limits on the types of investments that are permitted.

(h) Except as otherwise prescribed in subsections 5.1(b), (c), (d), (e) (j) and (k) and Section 5.2, the ESOP Committee shall establish such rules and procedures as may be advisable or necessary to carry out the provisions of this Section, with such rules and procedures being consistent with Section 404(c) of ERISA.

(i) The ESOP Committee shall establish such rules and procedures as may be advisable or necessary to reasonably ensure that all transactions involving the investment funds comply with all applicable laws, including the securities laws.

(j) Except as otherwise determined by the ESOP Committee or provided herein, a Participant’s Account attributable to a direct transfer in accordance with Section 4.6 may be invested in Common Stock only at or near the time the direct transfer is accepted and received by the ESOP Committee or Trustee, and only if the Participant is a new Employee. Amounts to be invested in Common Stock will be initially accumulated in an investment selected by the ESOP Committee under the ESOP Component of the Plan, and will be converted to Common Stock on the Allocation Date coincident with or next following the date of receipt based on the Current Market Value as of the Allocation Date coincident with or immediately preceding such investment date, whichever is less. Amounts not invested in the ESOP Account may be invested in accordance with Section 5.1(a). Amounts held in the ESOP Account will be subject to the diversification rules of Section 5.2. Notwithstanding the foregoing, the ESOP Committee may determine that some or all such transferred amounts are not eligible to be invested in Common Stock. Also notwithstanding the foregoing, with respect to new Employees as a result of a merger, acquisition or consolidation of another entity, where such new Employee’s direct transfer is received by the Trustee after the Allocation Date next occurring after such merger, acquisition or consolidation, the ESOP Committee shall have discretion to decide that such new Employee’s direct transfer be initially accumulated in an investment selected by the ESOP Committee under the ESOP Component of the Plan, and converted to Common Stock at the Allocation Date coinciding with or next following the receipt of such new Employee’s properly completed investment election form, based on the Current Market Value as of the Allocation Date immediately preceding the date such transferred funds were received or the Allocation Date immediately preceding the receipt of such Employee’s properly completed investment election form, whichever is less; provided, however, that the foregoing shall apply only if (i) such new Employee’s properly completed investment election form is received on or before the Allocation Date immediately preceding the date such transferred funds were received, and (ii) the funds are received before the earlier of the date that the Trustee releases the value of the Common Stock as of the prior Allocation Date or forty-five (45) days following such Allocation Date.

(k) Effective September 30, 2007, and each Allocation Date thereafter or such other interim Valuation Date determined by the ESOP Committee in its sole discretion, a Participant may elect to transfer a portion of his or her Non ESOP Accounts (other than After-Tax Contributions, ITSC Money Purchase Pension Plan Contributions, JJMA QVEC Accounts and JJMA Money Purchase Pension Account and such other Accounts or subaccounts as may be determined by the ESOP Committee in its sole discretion) to the ESOP Component to be invested in Common Stock. Such election and transfer shall be made in accordance with rules and procedures established by the ESOP Committee. Unless otherwise determined by the ESOP Committee, the aggregate amount of such transfers to be invested in the ESOP Component during any Plan Year shall not exceed five percent (5%) of the total value of the ESOP Component as of the last day of the preceding Plan Year. Amounts to be invested in Common Stock will be initially accumulated in an investment selected by the ESOP Committee under the ESOP Component of the Plan, and will be converted to Common Stock on the Allocation Date coincident with or next following the Participant’s investment election based on the Current Market Value as of the Allocation Date coincident with such conversion date. Amounts transferred from the Non ESOP Component not invested in the Common Stock shall be returned to the Participant’s Non ESOP Accounts to be invested in accordance with Section 5.1(a). Amounts transferred hereunder will be subject to the diversification rules of Section 5.2. Notwithstanding the foregoing, the transferred amounts invested in the ESOP Component as of September 30, 2007 shall be converted to Common Stock as of that date using the Common Stock value as of the March 31, 2007 Valuation Date or the September 30, 2007 Valuation Date, whichever is lower.

5.2 Diversification.

Notwithstanding any other provision in the Plan, any Participant who has attained age 55 and completed a Period of Participation of at least ten (10) years shall be permitted to direct that up to twenty-five percent (25%) of the total number of shares of Common Stock allocated (including any shares of Common Stock previously diversified, distributed or sold to fund a distribution) to the Participant’s ESOP Account, as of the September 30 immediately preceding each Plan Year during the Qualified Election Period (reduced by any shares of Common Stock previously diversified, distributed or sold to fund a distribution), and rounded to the nearest whole integer may be invested among the otherwise available investment options under the Plan in accordance with the provisions of subsection 5.1 (a) above. With respect to a qualified Participant’s final diversification election, fifty percent (50%) is substituted for twenty-five percent (25%) in determining the amount subject to the diversification election. Any direction to diversify hereunder may be made within 90 days after the close of each Plan Year during the Participant’s Qualified Election Period, as defined below. Any direction made during the applicable 90-day period following any Plan Year may be revoked or modified at any time during such 90-day period. Any such diversification shall be implemented by the 180th day of the Plan Year in which the Participant’s direction is made or such later date as is administratively necessary or appropriate. All such directions shall be in accordance with any notice, rulings, or regulations or other guidance issued by the Internal Revenue Service with respect to Section 401(a)(28)(B) of the Code. For the purposes of this Section, the term “Qualified Election Period” shall mean the six (6) Plan Year period beginning with the later of the Plan Year in which the Participant attains age 55 or completes a Period of Participation of ten (10) years. In addition, subject to the Company’s satisfaction of its bank loan covenants, beginning in the first quarter of the Plan Year which begins on October 1, 2007, and then in the first quarter of each year thereafter, a Participant who entered the plan on or before the Closing Date, regardless of his or her Period of Service with the Company or an Adopting Employer, shall have the right to make a non-cumulative election to transfer up to 10% of the current value of their ESOP Account to an investment fund other than the Company Stock Fund. A Participant hired after the Closing Date will have this diversification right in the first quarter of the Plan Year following a Period of Service with the Company or an Adopting Employer consisting of at least five full years, provided that the Employee’s Period of Service with an Adopting Employer before the effective date of adoption as provided in Exhibit A will not be considered, and provided further that service with a previous employer will be disregarded. Once the Participant becomes eligible for this special diversification election, the special diversification election will apply regardless of whether he or she remains employed.

5.3 Change in Investment Allocation of Future Deferrals.

Except as otherwise prescribed in Sections 5.1(b), (c), (d), and (e) and Section 5.2 each Participant may elect to change the investment allocation of future contributions effective as of the first Trade Day subsequent to notice to the Recordkeeper by which it is administratively feasible to make such change. Any changes must be made either in increments of one percent (1%) of the Participant’s Account and must result in a total investment of one hundred percent (100%) of the Participant’s Account.

5.4 Transfer of Account Balances Between Investment Funds.

Except as otherwise prescribed in Sections 5.1(b), (c), (d), and (e) and Section 5.2, each Participant may elect to transfer all or a portion of the amount in his or her Non ESOP Account between investment funds effective as of the first Trade Day following notice to the Recordkeeper by which it is administratively feasible to carry out such transfer. Such transfers must be made in either one percent (1%) increments of the entire Account and, as of the completion of the transfer, must result in investment of one hundred percent (100%) of the Non ESOP Account. Transfers shall be effected by telephone notice to the Recordkeeper.

5.5 Ownership Status of Funds.

The Trust shall be the owner of record of the Plan assets. The ESOP Committee shall have records maintained as of the Valuation Date for each investment option allocating a portion of the investment option to each Participant who has elected that his or her Account be invested in such investment option. The records shall reflect each Participant’s portion of Common Stock in cash and unitized shares of stock and shall reflect each Participant’s portion of all other investment options as may be established by the ESOP Committee in a cash amount.

5.6 Allocation of Earnings.

(a) (1) The ESOP Committee, as of each Valuation Date, shall adjust the amounts credited to the Accounts (including Accounts for persons who are no longer Employees) so that the total of such Account balances equals the fair market value of the Trust Fund assets as of such Valuation Date. Except as otherwise provided herein or as directed by the ESOP Committee, any changes in the fair market value of the Trust Fund assets since the preceding Valuation Date shall be charged or credited to each Account in the ratio that the balance in each such Account as of the preceding Valuation Date bears to the balances in all Accounts as of that Valuation Date with appropriate adjustments to reflect any distributions, allocations or similar adjustments to such Account or Accounts since that Valuation Date.

(1) To the extent that separate investment funds are established (as provided in Section 5.1(a)), the adjustments required by subsection (a)(1) shall be made by applying subsection (a)(1) separately for each such investment fund so that any changes in the net worth of each such investment fund are charged or credited to the portion of each Account invested in such investment fund in the ratio that the portion of each such Account invested in such investment fund as of the preceding Valuation Date (reduced by any distributions made from that portion of such Account since that Valuation Date) bears to the total amount credited to such investment funds as of that Valuation Date (reduced by distributions made from such investment fund since that Valuation Date).

(2) In all cases, the valuation of employer securities which are not readily tradeable on an established securities market shall be made by an independent appraiser meeting the requirements of the Treasury regulations under Section 170 of the Code, pursuant to Section 401(a)(28)(C) of the Code.

(3) Interim valuations, in accordance with the foregoing procedure, may be made at such time or times as the ESOP Committee directs for all or a portion of the investment options.

(b) The ESOP Committee may, in its sole discretion, direct the Trustee to segregate and separately invest any Trust Fund assets, including but not limited to, any Trust Fund assets that are attributable to cash dividends on Common Stock pending distribution or allocation of such assets in accordance with Section 9.13. If any assets are segregated in this fashion, the earnings or losses on such assets shall be determined apart from other Trust assets and shall be adjusted on each Valuation Date, or at such other times as the ESOP Committee deems necessary, in accordance with this Section.

(c) In the event that the Trust Fund realizes a gain resulting from an increase in the value of Common Stock in connection with a loan to the Plan (as permitted by Department of Labor Prohibited Transaction Exemption 80-26), such gain shall be allocated, as of the Allocation Date coinciding with or next following the date of repayment of such loan. The gain shall be allocated to Participants in the same ratio as the Profit Sharing Contribution is or would be allocated as of such Allocation Date.

5.7 Acquisition Loans.

(a) The ESOP Committee may direct the Trustees to incur Acquisition Loans from time to time in order to acquire Financed Shares or to repay a prior Acquisition Loan. An installment obligation incurred in connection with the purchase of Financed Shares shall be treated as an Acquisition Loan. All indebtedness incurred to acquire Financed Shares in a single transaction shall be treated as one Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand, except in the event of default. Notwithstanding the foregoing, in no event shall the rate of interest of an Acquisition Loan or the price of Financed Shares be such that Plan assets may be drained off.

(b) Financed Shares acquired with the proceeds from an Acquisition Loan shall be held in a Loan Suspense Account until allocated to Participants under Section 5.10.

(c) An Acquisition Loan may be secured by a pledge of the Financed Shares acquired with the proceeds of the Acquisition Loan (or acquired with the proceeds of a prior Acquisition Loan which is being refinanced). No other assets of the Trust Fund may be pledged as collateral for an Acquisition Loan. The lender shall not have recourse against any assets of the Trust Fund other than any Financed Shares which are subject to such pledge. Any pledge of Financed Shares must provide for the release of the pledged shares at the time that the Trustee repays any part of the Acquisition Loan. Such unencumbered shares shall be available for allocation to Participants’ ESOP Profit Sharing Accounts.

(d) In the event of a default upon an Acquisition Loan, the value of Plan assets transferred in satisfaction of such Acquisition Loan must not exceed the amount of the default. If the lender is a disqualified person (as defined in the Code), the Acquisition Loan must provide for a transfer of Plan assets upon default only upon and to the extent of the Plan’s failure to meet the payment schedule of such Acquisition Loan.

5.8 Acquisition Loan Payments.

(a) The Trustee, as directed by the ESOP Committee, shall pay principal and/or interest on any Acquisition Loan only from: (i) Profit Sharing Contributions paid in cash; (ii) any earnings attributable to such Profit Sharing Contributions; and (iii) any cash dividends or distributions (as defined in Code Section 1368) received by the Trust on the Financed Shares purchased with the proceeds of such Acquisition Loan (whether unallocated or, to the extent permitted by law, allocated).

(b) The payments made by the Trustee with respect to an Acquisition Loan for a Plan Year must not exceed the sum of such Profit Sharing Contributions, earnings and dividends (including distributions (as defined in Code Section 1368)) for that Plan Year and prior Plan Years, less the amount of such payments for prior Plan Years, and must be accounted for separately in the ESOP Component’s books until such Acquisition Loan is repaid.

(c) If the Employer is not the lender with respect to an Acquisition Loan, the Employer may elect, with written notice to the ESOP Committee and the Trustee, to make payments on the Acquisition Loan directly to the lender and to treat such payments as Profit Sharing Contributions or as additional Acquisition Loans.

5.9 Allocations of Financed Shares.

(a) Any Financed Shares acquired by the Trust shall initially be credited to a Loan Suspense Account and will be allocated to the ESOP Profit Sharing Accounts of Participants only as the Trustee makes payments on the Acquisition Loan. The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants’ ESOP Profit Sharing Accounts for each Plan Year shall be determined by multiplying the number of Financed Shares held in the Loan Suspense Account immediately before the release for the current Plan Year by a fraction. The numerator of the fraction shall be the amount of principal and interest paid on the Acquisition Loan for that Plan Year. The denominator of the fraction shall be the sum of the numerator plus the total payments of principal and interest on that Acquisition Loan projected to be paid for all future Plan Years. For this purpose, the interest to be paid or accrued in future years to be computed by using the interest rate in effect as of the current Allocation Date.

(b) Pursuant to the terms of the Acquisition Loan (or, at the election of the ESOP Committee if the Acquisition Loan is silent in this regard), the ESOP Committee may elect to release Financed Shares from the Loan Suspense Account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Acquisition Loan. This method may be used only to the extent that:

(1) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years;

(2) interest included in any payment on the Acquisition Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and

(3) the entire duration of the Acquisition Loan repayment period does not exceed ten (10) years, even in the event of a renewal, extension or refinancing of the Acquisition Loan.

(c) In each Plan Year in which assets of the Trust Fund are applied to make payments on an Acquisition Loan, the Financed Shares released from the Loan Suspense Account in accordance with the provisions of this Section shall be allocated among the ESOP Profit Sharing Accounts of Participants in the manner determined by the ESOP Committee based upon the source of funds used to make the payments on the Acquisition Loan (i.e., ESOP Profit Sharing Contributions, earnings attributable to ESOP Profit Sharing Contributions, cash dividends on Financed Shares allocated to ESOP Profit Sharing Accounts and/or cash dividends on Financed Shares credited to the Loan Suspense Account).

(d) If cash dividends on Financed Shares allocated to a Participant’s ESOP Profit Sharing Account are used to make payments on an Acquisition Loan, the Financed Shares released from the Loan Suspense Account shall be allocated to that Participant’s ESOP Profit Sharing Account, provided, however, that the Current Market Value of the Financed Shares released from the Loan Suspense Account must be at least equal to the amount of the cash dividends.

5.10 Allocation of Dividends and Distributions on Common Stock.

(a) Any cash dividends or distributions, as defined in Code Section 1368, received on shares of Common Stock allocated to Participants’ ESOP Accounts will be allocated to the respective Accounts of such Participants.

(b) Any stock dividends received on Common Stock shall be credited to the account to which such Common Stock was allocated at the time the dividend was declared (e.g., a Participant’s ESOP Profit Sharing Account or ESOP Matching Contribution Account or the Loan Suspense Account).

(c) Any cash dividends or distributions received on unallocated shares of Common Stock, including any Financed Shares credited to the Loan Suspense Account, shall be considered to be net income of the Trust, but will be allocated only to the accounts of Participants who are active employees.

5.11 Nonallocation.

(a) For purposes of this Section 5.11, the following terms shall have the meanings stated below:

(1) “Deemed Owned Shares” shall mean, with respect to any Participant:

(A) Shares of stock in an S Corporation that are allocated to a Participant’s ESOP Accounts;

(B) Such Participant’s share of the Common Stock of an S Corporation that is held by the ESOP Component but is not allocated to the ESOP Accounts of any Participant or Beneficiary; and

(C) Synthetic Equity Shares.

(2) “Deemed 10% Shareholder” shall mean a Participant who owns at least ten percent (10%) of the Deemed Owned Shares of an S Corporation.

(3) “Disqualified Person” shall mean any person if:

(A) The aggregate number of Deemed-Owned Shares of such person and the person’s Members of the Family is at least twenty percent (20%) of the number of Deemed-Owned Shares of stock in the S Corporation; or

(B) In the case of a person other than one described in paragraph (1) immediately above, a Deemed 10% Shareholder.

In the case of a Disqualified Person described in paragraph (A) immediately above, any person’s Member of the Family shall be treated as a Disqualified Person if not otherwise treated as a Disqualified Person under paragraphs (A) or (B) immediately above.

(4) “Members of the Family” shall mean, with respect to any individual:

(A) The spouse of the individual;

(B) An ancestor or lineal descendant of the individual or the individual’s spouse;

(C) A brother or sister of the individual or the individual’s spouse and any lineal descendant of the brother or sister; and

(D) The spouse of any individual described in paragraphs (B) or (C) immediately above.

For purposes of this Section 5.11, a spouse of an individual who is legally separated from such individual under a decree of divorce or separate maintenance shall not be treated as such individual’s spouse for purposes of this Section 5.11.

(5) “Nonallocation Year” shall mean any Plan Year if, at any time during such Plan Year:

(A) The Plan holds Company Stock consisting of shares of stock in an S Corporation; and

(B) Disqualified Persons own at least fifty percent (50%) of the number of shares of stock in the S Corporation. For purposes of this paragraph (B), stock includes Company Stock owned directly by the Disqualified Person, Deemed-Owned Shares of the Disqualified Person, and Synthetic Equity of the Disqualified Person.

For purposes of this definition, the following attribution rules shall apply:

(i) The rules of Section 318(a) of the Code shall apply for purposes of determining ownership except that:

(I) In applying paragraph (1) of Section 318(a) of the Code, the members of an individual’s family shall include Members of the Family; and

(II) Paragraph (4) of Section 318(a) of the Code thereof shall not otherwise apply; and

(ii) Notwithstanding the employee trust exception in Code Section 318(a)(2)(B)(i), an individual shall be treated as owning Deemed-Owned Shares of the individual.

(6) “Impermissible Accrual” shall mean any holding of Common Stock of an S Corporation by the ESOP Component, and assets attributable thereto, for the benefit of a Disqualified Person during a Nonallocation Year. For purposes of this subsection (b)(7), assets attributable to S Corporation Common Stock owned by the ESOP Component include any distributions, within the meaning of Section 1368 of the Code, made on S Corporation Common Stock held in the ESOP Accounts of a Disqualified Person (including earnings thereon) such that, in the event of a Nonallocation Year, all Common Stock of the S Corporation and other assets of the ESOP Component attributable to such S Corporation Common Stock, including distributions and sales proceeds (and earnings thereon), held in the ESOP Accounts of such Disqualified Person for such year constitute an Impermissible Accrual for the benefit of the Disqualified Person, whether attributable to contributions in the current year or in prior years.

(7) “Impermissible Allocation” shall mean (i) any contribution or other annual addition (within the meaning of Section 415(c)(2) of the Code) made to the account of a Disqualified Person, or (ii) any other accrual of additional benefits, directly or indirectly, under the Plan or any other qualified plan under Section 401(a) of the Code (including any release and allocation from a Loan Suspense Account, as described in Treas. Reg. §54.4975-11(c) and (d)) that, for the Nonallocation Year, would have been added to the ESOP Accounts of such Disqualified Person and invested in S Corporation Common Stock owned by the ESOP Component, but for a Plan provision precluding such addition to the ESOP Accounts of a Disqualified Person and investment in S Corporation Common Stock during a Nonallocation Year.

(8) “Prohibited Allocation” shall mean an Impermissible Accrual or an Impermissible Allocation.

(9) “Restricted Participant” shall mean a Disqualified Person whose stock ownership (including Deemed-Owned Shares) could result in a Nonallocation Year.

(10) “S Corporation” shall mean an S corporation as defined by Code Section 1361(a)(1).

(11) “Synthetic Equity Shares” shall mean any stock options, warrants, restricted stocks, deferred insurance stock rights, or similar interests or rights that give the holder the right to acquire or receive Common Stock of an S Corporation in the future. Except to the extent provided in the Treasury regulations, Synthetic Equity Shares shall also include:

(A) any rights to future payments (payable in cash or any other form other than stock of the S Corporation) (e.g., stock appreciation rights, phantom stock units, or similar rights to future cash payments) based on the value of such stock or appreciation in such value;

(B) any rights to acquire stock or other similar interests in a related entity if such interests in the related entity are the only significant asset of the S Corporation and the S Corporation is the only significant owner of the related entity (e.g., partnership, trust, or Qualified Subchapter S Subsidiary under Section 1361(b)(3) of the Code);

(C) any remuneration for services rendered to the S Corporation, or a related entity, to which Section 404(a)(5) of the Code applies (including remuneration for which a deduction would be permitted under Section 404(a)(5) of the Code if separate accounts were maintained);

(D) any rights to receive property (to which Section 83 of the Code applies) in a future year for the performance of services to an S Corporation, or a related entity;

(E) any transfers of property (to which Section 83 of the Code applies) in connection with the performance of services to an S Corporation, or a related entity, to the extent that the property is not substantially vested within the meaning of Treas. Reg. §1.83-3(i) by the end of the Plan Year in which transferred; and

(F) any remuneration for services rendered to an S Corporation, or a related entity, under a plan, or method or arrangement, deferring the receipt of compensation to a date that is after the 15th day of the 3rd calendar month after the end of the entity’s taxable year in which the related services are rendered, other than a plan that is an eligible retirement plan within the meaning of Section 402(c)(7)(B) of the Code.

Notwithstanding the above, Synthetic Equity Shares do not include shares that are deemed-owned ESOP shares. In the case of a person who owns Synthetic Equity Shares of an S Corporation, except to the extent provided in regulations, the shares of stock in the S Corporation on which such Synthetic Equity Shares are based shall be treated as outstanding stock in such corporation and Deemed-Owned Shares of such person if such treatment of Synthetic Equity Shares of one or more persons results in (i) the treatment of any person as an S Corporation Disqualified Person; or (ii) the treatment of any Plan Year as a Nonallocation Year.

For purposes of this definition, Synthetic Equity Shares shall be treated as owned by a person in the same manner as stock is treated as owned by a person under the rules of paragraphs (2) and (3) of Section 318(a) of the Code. If, without regard to this definition, a person is treated as a Disqualified Person or a Plan Year is treated as a Nonallocation Year, this definition shall not be construed to result in the person or year not being so treated.

(b) Notwithstanding any provision of this Plan to the contrary, during any Plan Year in which the Company is an S Corporation and Company Stock held under the ESOP Component consists of stock in an S Corporation, any portion of the assets held by the Trust, either attributable to or allocable in lieu of such Company Stock, accruing or being allocated (either directly or indirectly) under this Plan or any plan qualified under Section 401(a) of the Code that is maintained by the Company for the benefit of a Disqualified Person shall constitute a Prohibited Allocation and shall be null and void ab initio.

(c) Any part of a Restricted Participant’s accrued benefit that is held by the ESOP Component may be converted into cash:

(1) During any Plan Year following the close of the Plan Year in which the Restricted Participant incurs a termination of employment with the Company for any reason, provided at such time the Trust has an adequate amount of cash to convert (in whole or part) the Restricted Participant’s ESOP Account;

(2) During any Plan Year in which an allocation to a Disqualified Person could result in a Nonallocation Year, prior to such allocation and solely to the extent required to prevent a Nonallocation Year from occurring.

The value of the Restricted Participant’s Account may be determined as of the end of the Plan Year in which the Restricted Participant incurs a Termination Date, as of the end of the Plan Year immediately preceding the potential Nonallocation Year, or as of the more recent valuation, if any. However, except in the case of reemployment, none of a Restricted Participant’s accrued benefit will be credited with any further Company contributions, forfeitures, dividends on Company Stock or gain on the sale of Company Stock held in a Loan Suspense Account.

(d) This Section 5.12 is intended to satisfy the provisions under Section 409(p) of the Code and the Treasury regulations promulgated and in effect thereunder. To the extent that any provision of this Section 5.12 is inconsistent with Section 409(p) of the Code or the related Treasury regulations, such provision shall be operated in accordance with the Code and Treasury regulations.

ARTICLE VI

Voting and Tendering of Stock

6.1 Voting of Common Stock

(a) The voting of Common Stock held by the Trust shall be subject to the provisions of ERISA and the following provisions, to the extent such provisions are not inconsistent with ERISA:

(1) With respect to any corporate matter that involves the voting of Common Stock with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all of the assets of a trade or business, or such other transactions that may be prescribed by regulation (and, if the Company has a registration-type class of securities, all other shareholder voting issues), each Participant shall be entitled to direct the Trustee as to the exercise of any shareholder voting rights attributable to shares of Common Stock then allocated to his or her ESOP Accounts to the extent required by Sections 401(a)(22) and 409(e)(3) of the Code and the regulations thereunder. For purposes of the foregoing sentence, each Participant shall be a named fiduciary of the Plan as described in Section 402(a)(2) of ERISA. The ESOP Committee shall have the sole responsibility for determining when a corporate matter has arisen that involves the voting of Common Stock under this provision. If a Participant is entitled to so direct the Trustee, all allocated Common Stock as to which such instructions have been received (which may include an instruction to abstain) shall be voted by the Trustee in accordance with such instructions, provided that the Trustee may vote the shares as it determines is necessary to fulfill its fiduciary duties under ERISA. The Trustee shall vote any shares as to which no voting instructions have been received at the direction of the ESOP Committee, subject to its fiduciary duties under ERISA.

(2) In all other circumstances, the Trustee shall vote all shares of Common Stock as directed by the ESOP Committee.

6.2 Tendering of Common Stock

(a) The tendering of Common Stock held by the Trust shall be subject to the provisions of ERISA and the following provisions, to the extent such provisions are not inconsistent with ERISA:

(1) In the event of a tender offer or other offer to purchase shares of Common Stock held by the Trust, the Trustee shall tender or sell the shares as directed by each Participant with respect to shares of Common Stock then allocated to his or her ESOP Accounts, subject to the fiduciary duties under ERISA. In carrying out its responsibilities under this Section, the Trustee may rely on information furnished to it by the ESOP Committee, including the names and current addresses of Participants, the number of shares of Common Stock allocated to their ESOP Accounts, and the number of shares of Common Stock held by the Trust (if any) that have not yet been allocated. The Trustee shall vote any shares as to which no voting instructions have been received at the direction of the ESOP Committee, subject to its fiduciary duties under ERISA.

(2) In all other circumstances, the Trustee shall tender all shares of Company Stock as directed by the ESOP Committee.

ARTICLE VII

Vesting

7.1 Elective Deferral, Rollover Contribution, and Matching Contribution Accounts.

Except as otherwise provided in an Exhibit or Supplement to this Plan, each Participant shall have a nonforfeitable right to all amounts in the Participant’s Elective Deferral, Rollover Contribution, and Matching Contribution Accounts.

7.2 Profit Sharing Contribution Accounts.

(a) Except as otherwise provided in an Exhibit or Supplement to this Plan, each Participant shall have a nonforfeitable right to his or her ESOP Profit Sharing Account and Non-ESOP Profit Sharing Account in accordance with the following:

(1)

Period of Service	Vested Interest
Less than 2 years	0%
two (2) years	25%
three (3) years	50%
four (4) years	75%
five (5) or more years	100%

(2) Notwithstanding the foregoing, a Participant shall be 100% vested in all of his or her Accounts upon the his or her death while an Employee, Disability while an Employee or attainment of Normal Retirement Age while an Employee or as a result of his or her death on or after October 1, 2007 while performing Qualified Military Service.

(b) For purposes of this Section 7.2, all service as a Leased Employee, if any, shall be taken into consideration for purposes of determining a Participant’s Period of Service.

7.3 Forfeitures.

(a) In the event that a Participant incurs a Severance from Service before becoming 100% vested in his or her ESOP Profit Sharing Account, the portion of his or her ESOP Profit Sharing Account that is forfeitable will be forfeited as of the earlier of: (1) the date on which the Participant incurs a Period of Severance of five (5) consecutive years; or (2) the Allocation Date coinciding with or next following the date on which the vested portion of the Participant’s ESOP Profit Sharing Accounts is distributed in accordance with ARTICLE IX provided the participant is not rehired before such Allocation Date. If a portion of a Participant’s ESOP Profit Sharing Account is forfeited, Common Stock in such Account will be forfeited only after other assets in such Account are forfeited. For purpose of the preceding sentence, if a Participant’s vested balance in his ESOP Profit Sharing Account is zero, he shall be deemed to have received a distribution of his vested ESOP Profit Sharing Account balance as of the date he incurred a Severance from Service. In the event that a Participant incurs a Severance from Service before attaining a nonforfeitable right to his or her entire Non ESOP Profit Sharing Account, the portion of his or her Non ESOP Profit Sharing Account that is forfeitable will be forfeited as soon as it is administratively feasible immediately following the earlier of: (A) the date on which the Participant incurs a Period of Severance of five (5) consecutive years; or (B) the date on which the vested portion of the Participant’s Non ESOP Profit Sharing Account is distributed in accordance with ARTICLE IX. For purpose of the preceding sentence, if a Participant’s vested balance in his Non ESOP Profit Sharing Account is zero, he shall be deemed to have received a distribution of his vested Non ESOP Profit Sharing Account balance as of the date he incurred a Severance from Service. Forfeitures from the Non ESOP and ESOP Components of the Plan will be used to reduce future contributions of the Adopting Employers to the Plan or to pay administrative expenses.

(b) If, in connection with his or her Severance from Service, a Participant received a distribution of a portion of his or her entire Account when he or she did not have a nonforfeitable right to his or her entire Account, the portion of his or her Account that was forfeited, unadjusted by any subsequent gains or losses, shall be restored if he or she again becomes an Employee before incurring a Period of Severance of five (5) consecutive years.

7.4 Break in Service Rules.

(a) Periods of Service. In determining the length of a Period of Service, the ESOP Committee shall include all Periods of Service, except the following Periods of Service shall not be taken into account:

(1) in the case of a Participant who has never had a vested Account balance, the Period of Service before any Period of Severance which equals or exceeds five (5) consecutive years; and

(2) in the case of a Participant who has had a vested Account balance and who has incurred a Period of Severance which equals or exceeds five (5) years, the Period of Service after such Period of Severance shall not be taken into account for purposes of determining the nonforfeitable interest of such Participant in the Profit Sharing Contributions allocated to his or her Account before such Period of Severance.

(b) Periods of Severance. A Period of Severance shall not include any period of time beginning on an Employee’s Severance from Service Date and ending on the date on which he or she is next credited with an Hour of Service if such next Hour of Service is credited within the twelve- (12) consecutive month period following the Employee’s Severance from Service Date.

(c) Other Periods. In making the determinations described in subsections (a) and (b) of this Section, any period in excess of six (6) months of an Authorized Leave of Absence shall be regarded as neither a Period of Service nor a Period of Severance.

ARTICLE VIII

In-Service Withdrawals

8.1 Elective Deferrals.

(a) Subject to the terms and conditions prescribed in Section 8.3, a Participant may withdraw all or a portion of his or her (1) Non ESOP Elective Deferral Account on or after attainment of age fifty-nine and one-half (59 1/2), or (2) ESOP and Non ESOP Rollover Accounts at any time, as long as the hardship criteria are met; (3) ESOP and Non ESOP Elective Deferral Accounts (excluding earnings on Elective Deferrals) in the event of a hardship. In addition, subject to the terms and conditions prescribed in Section 8.3, a Participant who has attained at least age fifty-nine and one-half (59 1/2) may elect to withdraw all or a portion of his or her Non-ESOP ITSC Elective Deferral Account (as described in Exhibit B). However, amounts merged or transferred into this Plan from another plan are not eligible for withdrawal under this Section 8.1 unless expressly provided for in a supplement to this Plan.

(b) In order to be entitled to a hardship withdrawal under this Section, a Participant must satisfy the requirements of both subsection (c) and subsection (d). Whether a Participant is entitled to a withdrawal under this Section is to be determined by the ESOP Committee in accordance with nondiscriminatory and objective standards.

(c) (1) A Participant will be deemed to have experienced an immediate and heavy financial need necessary to satisfy the requirements of this subsection if the withdrawal is on account of:

(A) medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant’s spouse, or any dependents of the Participant;

(B) the purchase (excluding mortgage payments) of a principal residence of the Participant;

(C) payment of tuition for the next twelve (12) months of post-secondary education for the Participant or his or her spouse, children or dependents;

(D) the need to prevent the eviction of the Participant from his or her principal residence or the foreclosure on the mortgage of the Participant’s principal residence;

(E) payment for burial and/or funeral expenses for the Participant’s parent, spouse, child or other dependent (as defined in Section 152 of the Code, without regard to Section 152(d)(1)(B));

(F) expenses for the repair of damage to a Participant’s principal residence that would qualify as a casualty deduction under Code Section 165 on the Participant’s tax return (without regard to whether the loss exceeds the adjusted gross income threshold); or

(G) other circumstances that the ESOP Committee determines constitutes an immediate and heavy financial need.

(d) (1) A withdrawal under this subsection will be deemed necessary to satisfy an immediate and heavy financial need of the Participant if it satisfies the requirements of this subsection. To the extent the amount of the withdrawal would be in excess of the amount required to relieve the financial need of the Participant (which amount may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal) or to the extent such need may be satisfied from other resources that are reasonably available to the Participant, such withdrawal shall not satisfy the requirements of this subsection. For purposes of this subsection, a Participant’s resources shall be deemed to include those assets of his or her spouse or minor children that are reasonably available to the Participant.

(1) A withdrawal may be treated as necessary to satisfy a financial need if the ESOP Committee reasonably relies upon the Participant’s representation that the need cannot be relieved:

(A) through reimbursement or compensation by insurance or otherwise;

(B) by reasonable liquidation of the Participant’s assets to the extent such liquidation would not itself cause an immediate and heavy financial need;

(C) by cessation of Elective Deferrals under the Plan for at least six (6) months after receipt of the hardship withdrawal; or

(D) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Adopting Employers or by any other employer or by borrowing from commercial sources on reasonable commercial terms.

(e) If a Participant receives a withdrawal for reasons of financial hardship, the Participant may not make any Elective Deferrals during the six (6) months immediately subsequent to the date of distribution.

8.2 Reserved.

8.3 General Terms and Conditions.

All in-service withdrawals are subject to the following terms and conditions:

(a) In-service withdrawals of less than five hundred dollars ($500) will not be permitted.

(b) In determining the amount of any in-service withdrawal, the Participant’s Non ESOP Account shall be valued as of the Valuation Date coinciding with the date the request for an in-service withdrawal is processed. An in-service withdrawal from the Participant’s ESOP Account shall be valued based on the Current Market Value of Common Stock as of the Valuation Date coinciding with or immediately preceding the withdrawal; provided, however, that the ESOP Committee may order an interim valuation performed as of any date (including retroactively), which valuation shall be used.

(c) Payment of the amount withdrawn will be made as soon as administratively feasible after the effective date of the withdrawal.

(d) In-service withdrawals from a Participant’s Account will generally be made in cash.

(e) Funds for in-service withdrawals will be taken on a pro-rata basis against the Participant’s investment balances in his or her Non ESOP Account. If the amount of the withdrawal cannot be satisfied from the Non ESOP Account, the remainder will then be taken pro rata from the balances in the ESOP Account.

(f) In-service withdrawals may not be redeposited in the Plan.

(g) The ESOP Committee may adopt such other rules and procedures as it deems necessary, in its sole discretion, to properly administer the in-service withdrawal provisions in this ARTICLE.

ARTICLE IX

Distribution of Benefits

9.1 General.

(a) Except as otherwise provided in an Exhibit or Supplement to this Plan (or otherwise required by Section 4.6(b)), all benefits payable under this Plan shall be paid in the manner and at the times specified in this ARTICLE. Special distribution rules with respect to Common Stock are set forth in Section 9.14 and Section 9.15.

(b) All payment methods and distributions shall comply with the requirements of Sections 401(a)(9) and 401(a)(14) of the Code and the regulations thereunder, and, if necessary, shall be interpreted to so comply. All distributions shall comply with the incidental death benefit requirement of Section 401(a)(9)(G) of the Code. The foregoing provisions shall apply without regard to the elections permitted under the Worker, Retiree, and Employer Recovery Act of 2008. Distributions shall comply with the final regulations in Treas. Regs. §§ 1.401(a)(9)-1 through 1.401(a)(9)-9 and with any other provisions reflecting Section 401(a)(9) of the Code that are prescribed by the IRS in revenue rulings, notices and other guidance published in the Internal Revenue Bulletin. The provisions of the Plan reflecting Section 401(a)(9) of the Code override any distribution provisions in the Plan inconsistent with Section 401(a)(9) of the Code.

9.2 Commencement of Benefits.

(a) Reserved.

(b) Reserved.

(c) Except as otherwise required by Section 9.2(f), if the value of the nonforfeitable portion of the Participant’s Account exceeds $5,000, no portion of his Account may be distributed to him before he attains the later of Normal Retirement Age or age 62 without his written consent. Such written consent must be obtained no more than one hundred and eighty (180) days before the commencement of the distribution. The value of the nonforfeitable portion of the Participant’s Account shall be determined without regard to that portion of the Account that is attributable to rollover contributions (and the earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. In the event that the nonforfeitable portion of a Participant’s Account is less than $5,000, any distribution thereof that is greater than $1,000, and is made without the Participant’s written consent before attaining the later of Normal Retirement Age or age 62, shall be paid in a direct rollover to an individual retirement account designated by the Trustee to the extent the Participant does not otherwise elect to receive such distribution directly or have it paid to an eligible retirement plan in a direct rollover.

(d) Unless a Participant elects otherwise, distribution to the Participant shall commence no later than sixty (60) days after the close of the Plan Year in which the latest of the following events occurs:

(1) attainment by the Participant of Normal Retirement Age;

(2) the tenth (10th) anniversary of the date on which Participant commenced participation in the Plan; or

(3) Participant’s Severance from Service.

(e) Distribution of the nonforfeitable portion of a Participant’s Account shall generally commence in accordance with the general provisions of this Section 9.2, but in no event before the earliest of the following events:

(1) The Participant’s severance from employment within the meaning of Section 401(k)(2)(B)(i)(I) of the Code.

(2) The Participant’s attainment of age fifty-nine and one-half (59 1/2).

(3) The termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan).

(f) A Participant who has attained age seventy and one-half (70 1/2) and who is subject to the mandatory distribution requirements of Section 401(a)(9) of the Code shall receive annual distributions in the minimum amount necessary to comply with Section 401(a)(9) of the Code.

(g) If a Participant dies before the time when distribution is considered to have commenced in accordance with applicable regulations, then any remaining nonforfeitable portion of the Participant’s Account shall be distributed on or before December 31st of the calendar year that included the fifth anniversary of the Participant’s death. If a distribution is considered to have commenced in accordance with the applicable regulations before the Participant’s death, the remaining nonforfeitable portion of the Participant’s Account shall be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant’s death. For purposes of this Section 9.2(g), the Surviving Spouse of the Participant will be treated as the Participant if: the Surviving Spouse is the Beneficiary of the Participant’s Account; the Surviving Spouse dies after the Participant; and distributions had not yet commenced to the Surviving Spouse.

9.3 Form of Distribution.

(a) Except to the extent otherwise provided in the Plan, distributions under the Plan shall be made in the form of a lump sum or in substantially equal, annual installments over a period not exceeding five years (or such greater number of installments as determined under Section 9.14(c)), or a combination thereof, at the option of the ESOP Committee in accordance with a nondiscriminatory and uniform policy. For amounts distributed from the Non-ESOP Component of the Plan, only lump sum distributions are available.

(b) Distribution of the nonforfeitable portion of the Participant’s ESOP Account shall be made in cash or in-kind, at the election of the ESOP Committee, provided, however, that the ESOP Committee shall notify the Participant of his or her right (subject to the exceptions contained in Section 9.14(d)) to demand distribution of his or her ESOP Account entirely in whole shares of Company Stock (with only the value of any fractional share paid in cash).

(c) A Participant shall be notified of his rights under this Section no less than thirty (30) days and no more than one hundred and eighty (180) days before a distribution is made. Written consent of a Participant to a distribution (if required) may not be made before he receives such notice and must not be made more than one hundred and eighty (180) days before a distribution is made.

9.4 Determination of Amount of Distribution.

In determining the amount of any distribution hereunder, the nonforfeitable portion of a Participant’s Non ESOP Account shall be valued as of the Valuation Date coinciding with the date the request for a distribution is processed. In valuing a Participant’s ESOP Accounts or Common Stock, the Current Market Value as of the Valuation Date coinciding with or preceding the distribution or installment shall be used; provided, however, that the ESOP Committee may order an interim valuation performed as of any date (including retroactively), which valuation shall be used.

9.5 Direct Rollovers.

(a) A Participant may elect that all or any portion of an Eligible Rollover Distribution shall instead be transferred to an Eligible Retirement Plan as a Direct Rollover.

(b) The ESOP Committee shall determine and apply rules and procedures as it deems reasonable with respect to Direct Rollovers. The ESOP Committee may change such rules and procedures from time to time and shall not be bound by any previous rules and procedures it has applied.

(c) The following terms shall have the meanings specified:

(1) Direct Rollover. An available distribution that is paid directly to an Eligible Retirement Plan for the benefit of the distributee.

(2) Distributee. A Participant or former Participant. In addition, the Participant’s or former Participant’s Surviving Spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse. A Distributee also shall include a nonspouse Beneficiary who is a “designated beneficiary” for purposes of Section 401(a)(9)(E) of the Code, but is not the Participant’s or former Participant’s Surviving Spouse or former spouse.

(3) Eligible Retirement Plan. An individual retirement account described in Section 408(a) of the Code, an individual retirement annuity (other than an endowment contract) described in Section 408(b) of the Code, a Roth IRA described in Section 408A(b) of the Code, a qualified trust described in Section 401(a) of the Code if such qualified trust is part of a plan that permits acceptance of Direct Rollovers or an annuity plan described in Section 403(a) of the Code. The term “Eligible Retirement Plan” shall also include an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. In the case of a Direct Rollover for the benefit of the surviving spouse of a Participant, or a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, the term “Eligible Retirement Plan” shall include all of the plans and arrangements otherwise described in this subsection (3). In the case of a Direct Rollover to a nonspouse Beneficiary who is a “designated beneficiary” for purposes of Code Section 401(a)(9)(E), but is not the Participant’s or former Participant’s Surviving Spouse or former spouse, the term “Eligible Retirement Plan” shall only include an individual retirement plan as described in Section 402(c)(11) of the Code, which is treated as an inherited individual retirement account or individual retirement annuity, as defined in Section 408(d)(3)(C) of the Code.

(4) Eligible Rollover Distribution. Any distribution under the Plan to a Distributee, except for the following:

(A) Any distribution to the extent the distribution is required under Section 401(a)(9) of the Code.

(B) The portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation described in Section 402(e)(4) of the Code), except the term “Eligible Rollover Distribution” shall include the portion of a distribution that consists of after-tax employee contributions which are not includable in gross income; provided, that such after-tax employee contributions can only be transferred to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable.

(C) Returns of elective deferrals described in Treas. Reg. §1.415-6(b)(6)(iv) that are returned as a result of the limitations under Section 415 of the Code.

(D) Corrective distributions of excess contributions and excess deferrals under qualified cash or deferred arrangements as described in Treas. Reg. §1.401(k)-1(f)(4) and §1.402(g)-1(e)(3), respectively, and corrective distributions of excess aggregate contributions as described in Treas. Reg. §1.401(m)-1(e)(3), together with the income allocable to these corrective distributions.

(E) Loans treated as distributions under Section 72(p) of the Code and not excepted by Section 72(p)(2) of the Code.

(F) Loans in default that are deemed distributions.

(G) Dividends paid on employer securities as described in Section 404(k) of the Code.

(H) The costs of life insurance coverage.

(I) Any distribution which is made upon hardship of the Participant.

(J) Similar items designated by the Internal Revenue Service in revenue rulings, notices, and other guidance of general applicability.

9.6 Notice and Payment Elections.

(a) The ESOP Committee shall provide Participants or other Distributees of Eligible Rollover Distributions with a written notice designed to comply with the requirements of Section 402(f) of the Code. Such notice shall be provided within a reasonable period of time before making an Eligible Rollover Distribution.

(b) The Participant or other Distributee shall submit a completed form to the ESOP Committee at least thirty (30) days before payment is scheduled to commence, unless the ESOP Committee agrees to a shorter time period. Any election made under this Section shall be revocable until thirty (30) days before payment is scheduled to commence.

(c) An election to have payment made in a Direct Rollover shall only be valid if the Participant or other Distributee provides adequate information to the ESOP Committee for the implementation of such Direct Rollover and such reasonable verification as the ESOP Committee may require that the transferee is an Eligible Retirement Plan.

9.7 Qualified Domestic Relations Orders.

(a) Notwithstanding any contrary provision of the Plan, payments shall be made in accordance with any judgment, decree or order determined to be a Qualified Domestic Relations Order.

(b) (1) If the Plan receives a Domestic Relations Order, the ESOP Committee shall promptly notify the Participant and each Alternate Payee of the receipt of such order and of the Plan’s procedures for determining whether such order is a Qualified Domestic Relations Order. The ESOP Committee shall, within a reasonable period after receipt of such order, determine whether it is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of that determination.

(2) During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined, the ESOP Committee shall separately account for the amounts that would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order. The ESOP Committee shall separately account for such amounts first from a Participant’s Non-ESOP Accounts, and then from a Participant’s ESOP Accounts.

(c) (1) A Domestic Relations Order meets the requirements of this subsection only if such order clearly specifies the following:

(A) the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order;

(B) the amount or the percentage of the Participant’s benefits to be paid by the Plan to each such Alternate Payee or the manner in which such amount or percentage is to be determined;

(C) the number of payments or period to which such order applies; and

(D) each plan to which such order applies.

(2) A Domestic Relations Order meets the requirements of this subsection only if such order does not:

(A) require the Plan to provide any type or form of benefit or any option not otherwise provided under the Plan;

(B) require the Plan to provide increased benefits (determined on the basis of actuarial value); and

(C) does not require the payment of benefits to an Alternate Payee that is required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

(d) A domestic relations order shall not be treated as failing to meet the requirements of Section 9.7(c)(2)(A) solely because such order requires that payment of benefits be made to an Alternate Payee:

(1) in the case of any payment before a Participant has separated from service, on or after the date on which the Participant attains (or would have attained) the Earliest Retirement Date;

(2) as if the Participant had retired on the date on which such payment is to begin under such order (but taking into account only the present value of the benefits actually accrued and not taking into account the present value of any employer subsidy for early retirement); and

(3) in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a qualified joint and survivor annuity with respect to the Alternate Payee and his or her subsequent spouse).

(e) A domestic relations order shall not be treated as failing to meet the requirements of Section 9.7(c)(2)(A) solely because such order requires that payment of benefits be made to an Alternate Payee at a date before the Participant is entitled to receive a distribution. Such distribution shall be made to such Alternate Payee notwithstanding any contrary provision of the Plan; provided, however, that such distribution will be made first from a Participant’s Non ESOP Accounts, and then from a Participant’s ESOP Accounts.

(f) The following terms shall have the meanings specified:

(1) Alternate Payee. Any spouse, former spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to benefits under the Plan with respect to such Participant.

(2) Domestic Relations Order. A judgment, decree or order relating to child support, alimony or marital property rights, as defined in Section 414(p)(1)(B) of the Code.

(3) Earliest Retirement Date. The earlier of:

(A) the date on which the Participant is entitled to a distribution under the Plan; or

(B) the later of:

(I) the date the Participant attains age fifty (50); or

(II) the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from service.

(4) Qualified Domestic Relations Order. A Domestic Relations Order that satisfies the requirements of subsection (c) and Section 414(p)(1)(A) of the Code.

(g) If an Alternate Payee entitled to payment under this Section is the spouse or former spouse of a Participant and payment will otherwise be made in an Eligible Rollover Distribution, then such spouse or former spouse may elect that all, or any portion, of such payment shall instead be transferred as a Direct Rollover. Such Direct Rollover shall be governed by the requirements of Section 9.5.

(h) If a Domestic Relations Order directs that payment be made to an Alternate Payee before the Participant’s Earliest Retirement Date and such Domestic Relations Order otherwise qualifies as a Qualified Domestic Relations Order, then the Domestic Relations Order shall be treated as a Qualified Domestic Relations Order and such payment shall be made to the Alternate Payee, even though the Participant is not entitled to receive a distribution under the Plan because he or she continues to be an Employee of the Employer; provided however, that this early payment provision will apply such that any early payment must first be applied to a Participant’s Non ESOP Account; and when said Account is depleted, then to the Participant’s ESOP Accounts.

(i) If a Domestic Relations Order directs a division or payment of a Participant’s Account as of a specified date, then for purposes of the Participant’s ESOP Accounts the division or payment shall be determined as of the Valuation Date coinciding with or immediately preceding such date specified in the order.

(j) This Section shall be interpreted and administered in accordance with Section 414(p) of the Code.

9.8 Designation of Beneficiary.

(a) A Participant may designate a Beneficiary (including successive or contingent Beneficiaries) in accordance with this Section 9.8. Such designation shall be on a form prescribed by the ESOP Committee, may include successive or contingent Beneficiaries, shall be effective upon receipt by the ESOP Committee and shall comply with such additional conditions and requirements as the ESOP Committee shall prescribe. The interest of any person as Beneficiary shall automatically cease on his or her death and any further payments from the Plan shall be made to the next successive or contingent Beneficiary.

(b) A Participant may change his or her Beneficiary designation from time to time, without the consent or knowledge of any previously designated Beneficiary, by filing a new Beneficiary designation form with the ESOP Committee in accordance with subsection (a).

(c) If a Participant dies without having on file a valid Beneficiary designation form or if the designated Beneficiary does not survive the Participant, the Participant’s Beneficiary shall be deemed to be the Participant’s Surviving Spouse, if any, otherwise the Participant’s estate. If no Beneficiary can be located during a period of seven (7) years from the date of death, the Participant’s Account shall be treated in the same manner as a forfeiture under Section 7.3(a).

(d) Notwithstanding the foregoing provisions of this Section, if a Participant is married at the time of his or her death, such Participant shall be deemed to have designated his or her surviving spouse as Beneficiary, unless such Participant has filed a Beneficiary designation under subsection (a) and such spouse has consented in writing to the election (acknowledging the effect of the election and specifically acknowledging the nonspouse Beneficiary) and such consent was witnessed by a notary public. Such consent shall not be required if the Participant does not have a spouse or the spouse cannot be located. Such consent shall not be required if the Participant is legally separated from his or her spouse or the Participant has been abandoned (under applicable local law) and the Participant has a court order to such effect, unless a Qualified Domestic Relations Order provides otherwise. If the Participant’s spouse is legally incompetent to give consent, the spouse’s legal guardian (even if the guardian is the Participant) may give consent.

9.9 Lost Participant or Beneficiary.

(a) All Participants and Beneficiaries shall have the obligation to keep the ESOP Committee informed of their current address until such time as all benefits due have been paid.

(b) If any amount is payable to a Participant or Beneficiary who cannot be located to receive such payment, such amount may, at the discretion of the ESOP Committee, be forfeited; provided, however, that if such Participant or Beneficiary subsequently claims the forfeited amount, it shall be reinstated and paid to such Participant or Beneficiary. Such reinstatement may, in the ESOP Committee’s sole discretion, be made from contributions by one or more Adopting Employers, forfeitures or Trust earnings, and shall be treated as a special allocation that supersedes the normal allocation rules.

(c) If the ESOP Committee has not, after due diligence, located a Participant or Beneficiary who is entitled to payment within three (3) years after the Participant’s Severance from Service, then, at the discretion of the ESOP Committee, such person’s Account may be forfeited and treated in the manner described in Section 9.9(b).

9.10 Payments to Incompetents.

If a Participant or Beneficiary entitled to receive any benefits hereunder is adjudicated to be legally incapable of giving valid receipt and discharge for such benefits, the benefits may be paid to the duly authorized personal representative of such Participant or Beneficiary.

9.11 Offsets.

Any transfers or payments made from a Participant’s Account to a person other than the Participant pursuant to the provisions of this Plan shall reduce the Participant’s Account and offset any amounts otherwise due to such Participant. Such transfers or payments shall not be considered a forfeiture for purposes of the Plan.

9.12 Income Tax Withholding.

To the extent required by Section 3405 of the Code, distributions and withdrawals from the Plan shall be subject to federal income tax withholding.

9.13 Common Stock Dividend Distributions.

With respect to any fiscal year of the Employer in which it is a C corporation in accordance with Section 404(k) of the Code, cash dividends on Common Stock that has been allocated to Participant Accounts may be distributed to Participants and Beneficiaries no later than ninety (90) days after the close of the Plan Year in which the dividends are paid.

9.14 Distributions.

(a) Time of Distributions Due to Termination of Employment. Except as provided in subsection (b) below, and unless an earlier distribution commencement date is required by another provision of this Plan, distribution of the Participant’s ESOP Accounts will commence no later than the earlier of:

(i) the sixth Plan Year following the Plan Year during which the Participant incurred a Severance from Service, unless the Participant is reemployed before such time, or

(ii) as soon as administratively feasible after the first Allocation Date following the Participant’s sixty fifth (65th) birthday.

If a Participant’s ESOP Account includes financed securities as described in Section 409(o)(1)(B) of the Code, then distribution of such financed securities shall be delayed until the Allocation Date of the Plan Year in which the Acquisition Loan has been fully repaid.

(b) Time of Distributions Due to Retirement, Death or Disability. Upon a Participant’s Severance from Service after attainment of Normal Retirement Age, Retirement, Disability or death, distribution of the Participant’s ESOP Accounts will begin no later than the earlier of:

(i) as soon as administratively feasible after the first Allocation Date following the Participant’s Severance from Service under this subparagraph 9.14(b); or

(ii) one year after the end of the first Plan Year in which the Participant’s Severance from Service after attainment of Normal Retirement Age, Retirement, Disability or death occurs.

(c) Form of Payment. Except as otherwise provided herein, distributions of vested Common Stock shall be made either in a lump sum, or in substantially equal, annual installments over a period not exceeding five (5) years (provided that the period over which installments may be distributed may be extended an additional year, up to an additional five (5) years, for each $195,000 or fraction thereof by which the Participant’s Account exceeds $985,000 as adjusted for increases in the cost of living pursuant to Section 409(o)(2) of the Code), or a combination thereof, and that the selection of the option will be made by the ESOP Committee pursuant to a uniform and nondiscriminatory policy; or

(d) If the Company is an S corporation, or if its Charter or Articles of Incorporation and/or Bylaws restrict the ownership of substantially all outstanding shares of Common Stock to current Employees and the Trust, the distribution of a Participant’s Common Stock may be made entirely in cash without granting the Participant the right to demand a distribution in Common Stock. Alternatively, Common Stock may be distributed subject to the requirement that it be resold to the Company (or to the Trust) under payment terms that comply with Section 9.15. If Company Stock is distributed from the Trust to a Participant who directs that such Company Stock be distributed to his individual retirement arrangement in a direct rollover, the Company’s S corporation status shall not be affected, provided that, upon the distribution of the Company Stock to the Participant’s individual retirement arrangement, the Company repurchases the Company Stock contemporaneously with, and on the same day as, such distribution.

9.15 Rights, Options and Restrictions on Common Stock.

(a) Right of First Refusal.

(1) Any Common Stock distributed by the Trust shall be subject to a right of first refusal. The right of first refusal shall provide that, prior to any subsequent transfer, the Common Stock must first be offered for purchase in writing to the Company, and then to the Trust, for a price and under such other terms no less favorable to the seller than the greater of the value of the Common Stock determined in accordance with Treas. Reg. §54.4975-11(d)(5), or the purchase price and other terms offered by a buyer, other than the Company or the Trust, making a good faith offer to purchase such Common Stock.

(2) The Company and the Trust shall have a total of fourteen (14) days to exercise the right of first refusal under the terms provided in subsection (a)(1).

(3) The Company may require that a Participant entitled to a distribution of Common Stock execute an appropriate stock transfer agreement evidencing the right of first refusal prior to receiving a certificate for Common Stock. The Board of Directors may establish any other reasonable procedures relating to this right of first refusal.

(b) Put Option.

(1) The Company shall provide a put option for any Participant or Beneficiary who receives a distribution of Common Stock. The put option shall permit the Participant or Beneficiary to sell such Common Stock to the Company at any time during two option periods, at the then Current Market Value. The Company may allow the Trust to purchase shares of Common Stock tendered to the Company under such a put option.

(2) The first put option period shall be for at least sixty (60) days beginning on the date of distribution. The second put option period shall be for at least sixty (60) days beginning after the new determination of Current Market Value (and notice to the Participant thereof) in the following Plan Year.

(3) The payment for any Common Stock sold under such a put option shall be made within thirty (30) days if the shares were distributed as part of an installment distribution.

(4) If the shares were distributed in a lump-sum distribution, payment shall begin within thirty (30) days and may be made in a lump-sum or in substantially equal, annual installments over a period not exceeding five (5) years, with adequate security provided and interest payable at a reasonable rate on any unpaid installment balance, as determined by the Company.

(5) The provisions of this Section 9.15(b)(1) and 9.15(b)(2) shall apply only if the Company is a C Corporation.

(6) Notwithstanding any other provision of this Plan to the contrary, in no event shall the Company be obligated to acquire Common Stock from a Participant or Beneficiary at an indefinite time subject to the occurrence of an event, as provided under Treas. Reg. §54.4975-11(a)(7)(i).

(c) Restrictions on Common Stock. Common Stock held or distributed by the Trust may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable federal and state securities laws. Except as otherwise provided in subsections (a) and (b) above, no shares of Common Stock held or distributed by the Trustees may be subject to a put, call or other option, or buy-sell or similar arrangement. The provisions of this Section 9.15 shall continue to apply to Common Stock even if the Plan ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

(d) Except as provided in subsections (a) or (b) or as otherwise required by law, no Common Stock acquired with proceeds of an Acquisition Loan may be subject to a put, call, or other option, buy-sell or similar arrangement, while held by or when distributed from the Plan.

(e) The provisions of this Section are non-terminable and shall continue notwithstanding the repayment of any Acquisition Loan, the proceeds which were used to acquire Common Stock, and notwithstanding the fact that the Plan ceases to be an employee stock ownership plan.

9.16 Price Protection.

Notwithstanding any other provision of this Plan to the contrary, any Participant who:

(a) Had an ESOP Rollover Account as of the Closing Date;

(b) Was at least age 55 on December 31, 2002; and

(c) On or before December 31, 2007 separates from service for any reason on or after attaining age 60, incurs a Disability or dies, and requests a lump sum distribution from the ESOP Component on or before December 31, 2007 in conjunction with such event, shall have the right to sell his shares distributed from the Participant’s ESOP Rollover Account that were acquired on the Closing Date to the Company at a value per share equal to the greater of:

(1) The original purchase price of a share of Common Stock as of the Closing Date, and

(2) The then Current Market Value of the Common Stock.

This provision shall also apply if a Participant requests a lump sum distribution, but the ESOP Committee, pursuant to its uniform, nondiscriminatory policy for processing distributions from the ESOP Accounts, converts a Participant’s request for a lump sum distribution into installment payments.

ARTICLE X

Loans

10.1 Availability of Loans.

Participants may borrow against all or a portion of the vested balance in the Participant’s Account (“Available Loan Amount”), subject to the limitations set forth in this ARTICLE X and any applicable Loan policy adopted by the ESOP Committee. Loans will be made available to all Participants on a reasonably equivalent basis and will not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees. Participants who have incurred a Severance from Service will not be eligible for a Plan loan.

10.2 Written Loan Policy.

The ESOP Committee shall determine all terms of the loan, including the amount and method of repayment, the repayment period of the loan, the rate of interest to be paid on such loan and the security for the loan. The ESOP Committee shall set forth in a written loan policy the rules and regulations with respect to Participant loans which are to provide, at a minimum, the following: (a) the identity of the person or position authorized to administer the loan program; (b) a procedure for applying for loans; (c) the basis on which loans will be approved or denied; (d) limitations (if any) on the types and amount of loans offered; (e) the procedure for determining a reasonable rate of interest; (f) the types of collateral which may secure a loan; and (g) the events constituting default and the steps that will be taken to preserve Plan assets in the event of a default.

10.3 Maximum Amount of Loan.

No loan in excess of fifty percent (50%) of the Participant’s Available Loan Amount will be permitted. In addition, limits imposed by the Code and any other requirements of applicable statute or regulation will be applied. Under the current requirements of the Code, a loan cannot exceed the lesser of one-half ( 1/2) of the value of the Participant’s Available Loan Amount or fifty thousand dollars ($50,000) reduced by the excess of (a) the highest outstanding balance of loans by that Participant from the Plan during the one (1) year period ending on the day before the date on which such loan was made, over (b) the outstanding balance of that Participant’s loans from the Plan on the date on which such loan was made. For purposes of the above limitations, all loans from all plans of the Employer or one of the Adopting Employers, and other members of a group of employers described in Section 414(b), (c), (m) and (o) of the Code, are aggregated.

10.4 Repayment Schedule.

Unless the loan is used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant, the loan, under its terms, must be repaid within five (5) years. All repayments shall be made through payroll deductions in accordance with the loan agreement executed at the time the loan is made, except as otherwise provided by the ESOP Committee. The repayment schedule shall provide for substantially level amortization of the loan. Loan repayments will be suspended under this Plan as permitted under Section 414(u) of the Code and as required to comply with an order issued in a bankruptcy proceeding.

10.5 Interest Rate.

A loan pursuant to this Article shall bear a reasonable rate of interest that provides a return commensurate with the prevailing interest rate charged on similar loans by persons in the business of lending money.

10.6 Security for Loans.

A loan shall be adequately secured with the value and liquidity of the security being such that it may reasonably be anticipated that loss of principal or interest by the Plan will not result from the loan due date to the actual date of enforcement of the security interest in the event of a default. Each loan shall be secured by any security that the ESOP Committee may in its sole discretion require of the Participant, including the Participant’s Available Loan Amount, as long as the Trustee is willing to accept said security. No more than fifty percent (50%) of a Participant’s Available Loan Amount may be used as security for the outstanding balance of all Plan loans made to that Participant. The requirement in the preceding sentence must be satisfied immediately after the origination of each Participant loan secured in whole or in part by any portion of the Participant’s Available Loan Amount.

ARTICLE XI

Contribution and Benefit Limitations

11.1 Contribution Limits.

(a) The Annual Additions that may be allocated to a Participant’s Account for any Limitation Year shall not exceed the lesser of:

(1) forty-four thousand dollars ($49,000), as adjusted for cost-of-living to the extent permitted under Section 415(d) of the Code; or

(2) one hundred percent (100%) of the Participant’s Compensation for that Limitation Year.

(b) If the Employer maintains any other Defined Contribution Plans then the limitations specified in this Section shall be computed with reference to the aggregate Annual Additions for each Participant from all such Defined Contribution Plans.

(c) If the Annual Additions for a Participant would exceed the limits specified in this Section, then the excess amounts may be corrected in accordance with the Internal Revenue Service Employee Plans Compliance Resolution System as set forth in Revenue Procedures 2006-27 and 2008-50 or any superseding guidance, or in accordance with the preamble to the final Code Section 415 regulations as published in the Federal Register on April 5, 2007. The provisions of Section 415 of the Code are hereby incorporated by reference to the extent not inconsistent with the express provisions of the Plan.

11.2 Excess Amounts.

(a) The following terms used in this Section 11.2 shall have the following meanings specified:

(1) Annual Addition. The sum for any Limitation Year of additions (not including Rollover Contributions) to a Participant’s Account as a result of:

(A) Profit Sharing Contributions (including Matching Contributions and Elective Deferrals);

(B) Employee contributions;

(C) forfeitures; and

(D) amounts described in Code Sections 415(l)(1) and 419A(d)(2).

(2) Defined Contribution Plan. A plan qualified under Section 401(a) of the Code that provides an individual account for each Participant and benefits based solely on the amount contributed to the Participant’s Account, plus any income, expenses, gains and losses, and forfeitures of other Participants which may be allocated to such Participant’s account.

(3) Limitation Year. The Plan Year, until the Employer adopts a different Limitation Year.

ARTICLE XII

Top-Heavy Rules

12.1 General.

This ARTICLE XII shall only be applicable if the Plan becomes a Top-Heavy Plan under Section 416 of the Code. If the Plan does not become a Top-Heavy Plan, then none of the provisions of this ARTICLE XII shall be operative. The provisions of this ARTICLE XII shall be interpreted and applied in a manner consistent with the requirements of Section 416 of the Code and the regulations thereunder.

12.2 Vesting.

(a) If the Plan becomes a Top-Heavy Plan, then amounts in a Participant’s Account attributable to Profit Sharing Contributions shall be vested in accordance with ARTICLE VII. This Section shall only apply to Participants who have at least One Hour of Service after the Plan becomes a Top-Heavy Plan.

(b) If the Plan ceases to be a Top-Heavy Plan then subsection (a) shall no longer be applicable; provided, however, that in no event shall the vested percentage of any Participant be reduced by reason of the Plan ceasing to be a Top-Heavy Plan. Subsection (a) shall nevertheless continue to apply for any Participant who was previously covered by it and who has at least three (3) Years of Top-Heavy Service.

12.3 Minimum Contribution.

(a) For each Plan Year that the Plan is a Top-Heavy Plan, the Adopting Employers shall make a contribution to be allocated directly to the Account of each Non-Key Employee.

(b) The amount of the contribution (and forfeitures) required to be contributed and allocated for a Plan Year by this Section is three percent (3%) of the Top-Heavy Compensation for that Plan Year of each Non-Key Employee who is both a Participant and an Employee on the last day of the Plan Year for which the contribution is made, with adjustments as provided herein. If the contributions (other than Rollover Contributions) allocated to the Accounts of each Key Employee for a Plan Year are less than three percent (3%) of his or her Top-Heavy Compensation, then the contribution required by the preceding sentence shall be reduced for that Plan Year to the same percentage of Top-Heavy Compensation that was allocated to the Account of the Key Employee whose Account received the greatest allocation of contributions (other than Rollover Contributions) for that Plan Year, when computed as a percentage of Top-Heavy Compensation.

(c) The contribution required by this Section shall be reduced for a Plan Year to the extent of any contributions made and allocated under this Plan (as permitted under Section 416 of the Code and the regulations thereunder). In addition, to the extent a Participant participates in any other plans of the Employer for a Plan Year, the contribution required by this Section shall be reduced by any contributions allocated or benefits accrued under any such plans. Elective Deferrals shall be treated as if they were contributions for purposes of determining any minimum contributions required under subsection (b). The contribution required by this Section shall be reduced to the extent of any matching contributions under this Plan or any other plan of the Employer.

12.4 Definitions.

(a) The following terms shall have the meanings specified herein:

(1) Aggregated Plans.

(A) The Plan, any plan that is part of a “required aggregation group” and any plan that is part of a “permissive aggregation group” that the Adopting Employers treat as an Aggregated Plan.

(B) The “required aggregation group” consists of each plan of the Adopting Employers in which a Key Employee participates (in the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years) and each other plan of the Adopting Employers which enables any plan of the Adopting Employers in which a Key Employee participates to meet the requirements of Section 401(a)(4) or Section 410(b) of the Code. Also included in the required aggregation group shall be any terminated plan that covered a Key Employee and was maintained within the five (5) year period ending on the Determination Date.

(C) The “permissive aggregation group” consists of any plan not included in the “required aggregation group” if the Aggregated Plan described in subparagraph (A) above would continue to meet the requirements of Section 401(a)(4) and 410 of the Code with such additional plan being taken into account.

(2) Determination Date. The last day of the preceding Plan Year, or, in the case of the first plan year of any plan, the last day of such plan year. The computations made on the Determination Date shall utilize information from the immediately preceding Allocation Date.

(3) Key Employee.

(A) An Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of one of the Adopting Employers having annual Top-Heavy Compensation for the Plan Year greater than one hundred sixty thousand dollar ($160,000) (as adjusted under Section 416(i)(l) of the Code), a five percent (5%) owner of one of the Adopting Employers, or a one percent (1%) owner of one of the Adopting Employers having annual Top-Heavy Compensation of more than one hundred fifty thousand dollars ($150,000). The determination of who is a Key Employee will be made in accordance with Section 416(i)(l) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(B) Beneficiaries of an Employee shall acquire the character of such Employee and inherited benefits will retain the character of the benefits of the Employee who performed services.

(4) Non-Key Employee. Any Employee who is not a Key Employee.

(5) Top-Heavy Compensation. The term Top-Heavy Compensation shall have the same meaning as the term Compensation has under Section 2.34.

(6) Top-Heavy Plan. The Plan is a Top-Heavy Plan for a Plan Year if, as of the Determination Date for that Plan Year, the sum of (i) the present value of the cumulative accrued benefits for Key Employees under all Defined Benefit Plans that are Aggregated Plans and (ii) the aggregate of the accounts of Key Employees under all Defined Contribution Plans that are Aggregated Plans exceeds sixty percent (60%) of the comparable sum determined for all Employees. For purposes of determining whether the Plan is top-heavy, a Participant’s accrued benefit in a defined benefit plan will be determined under a uniform accrual method which applies in all defined benefit plans maintained by the Employer or, where there is no such method, as if such benefit accrued not more rapidly than the slowest rate of accrual permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

(7) Years of Top-Heavy Service. The Period of Service with the Adopting Employers that might be counted under Section 411(a) of the Code, disregarding all service that may be disregarded under Section 411(a)(4) of the Code.

(b) The definitions in this Section and the provisions of this ARTICLE shall be interpreted in a manner consistent with Section 416 of the Code.

12.5 Special Rules.

(a) For purposes of determining the present value of the cumulative accrued benefit for any Participant or the amount of the Account of any Participant, such present value or amount shall be increased by the aggregate distributions made with respect to such Participant under the Plan during the one (1) year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this subsection (2) shall be applied by substituting “five (5) year period” for “one (1) year period.”

(b) (1) In the case of unrelated rollovers and transfers, the plan making the distribution or transfer is to count the distribution as a distribution under Section 416(g)(3) of the Code. For this purpose, rollovers and transfers are to be considered unrelated if they are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer.

(2) In the case of related rollovers and transfers, the plan making the distribution or transfer is not to count the distribution or transfer under Section 416(g)(3) of the Code, and the plan accepting the rollover or transfer counts the rollover or transfer in the present value of the accrued benefits. For this purpose, rollovers and transfers are to be considered related if they are not unrelated under subsection (b)(1).

(c) If any individual is a Non-Key Employee with respect to any plan for any Plan Year, but such individual was a Key Employee with respect to such plan for any prior Plan Year, any accrued benefit for such Employee (and the account of such Employee) shall not be taken into account.

(d) Beneficiaries of Key Employees and former Key Employees are considered to be Key Employees and Beneficiaries of Non-Key Employees and former Non-Key Employees are considered to be Non-Key Employees.

(e) The accrued benefit of an Employee who has not performed any service for the Adopting Employer maintaining the Plan at any time during the one (1) year period ending on the Determination Date is excluded from the calculation to determine top-heaviness.

ARTICLE XIII

The Trust Fund

13.1 Trust.

During the period in which this Plan remains in existence, the Company or any successor thereto shall maintain in effect at least one Trust with a corporation and/or an individual(s) as Trustee, to hold, invest, and distribute the Trust Fund in accordance with the terms of such Trust. The Trustee shall be appointed by the Board of Directors.

13.2 Investment of Accounts.

The Trustee shall invest and reinvest the Participant’s accounts in the investment options available under the Plan in accordance with ARTICLE V, as directed by the ESOP Committee or its delegate. The ESOP Committee shall issue such directions in accordance with the investment options selected by the Participants which shall remain in force until altered in accordance with Article V.

13.3 Expenses.

Expenses of the Plan and Trust shall be paid from the Trust or by the Company, if the Company in its discretion so chooses.

ARTICLE XIV

Administration of The Plan

14.1 General Administration.

The general administration of the Plan shall be the responsibility of the ESOP Committee which shall be the named Fiduciary for purposes of ERISA. The ESOP Committee shall have the authority, in its sole discretion, to construe the terms of the Plan and to make determinations as to eligibility for benefits and as to other issues within the “Responsibilities of the ESOP Committee” described in this ARTICLE XIV. All such determinations of the ESOP Committee shall be conclusive and binding on all persons.

14.2 Responsibilities of the ESOP Committee.

Except as otherwise provided in ERISA, the ESOP Committee (and any other named Fiduciaries) may allocate any duties and responsibilities under the Plan and Trust among themselves in any mutually agreed upon manner. Such allocation shall be in a written document signed by the ESOP Committee (and any other named Fiduciaries) and shall specifically set forth this allocation of duties and responsibilities, which may include the following:

(a) Determination of all questions which may arise under the Plan with respect to questions of fact and law, including without limitation eligibility for participation, administration of Accounts, membership, vesting, loans, withdrawals, accounting, status of Accounts, stock ownership and voting rights, and any other issue requiring interpretation or application of the Plan.

(b) Establishment of procedures required by the Plan, such as notification to Employees as to joining the Plan, selecting and changing investment options, suspending deferrals, exercising voting rights in stock, withdrawing and borrowing Account balances, designation of Beneficiaries, election, timing and method of distribution, and any other matters requiring a uniform procedure.

(c) Adoption of necessary amendments to supplement omissions from the Plan or reconcile any inconsistency therein.

(d) Filing appropriate reports with the government as required by law.

(e) Appointment of Recordkeepers and investment managers.

(f) Review at appropriate intervals of the performance of the Trustee and such investment managers as may have been designated.

(g) Appointment of such additional Fiduciaries as deemed necessary for the effective administration of the Plan, such appointments to be by written instrument.

14.3 Liability for Acts of Other Fiduciaries.

Each Fiduciary shall be responsible only for the duties allocated or delegated to said Fiduciary, and other Fiduciaries shall not be liable for any breach of fiduciary responsibility with respect to any act or omission of any other Fiduciary unless:

(a) The Fiduciary knowingly participates in or knowingly attempts to conceal the act or omission of such other Fiduciary and knows that such act or omission constitutes a breach of fiduciary responsibility by the other Fiduciary;

(b) The Fiduciary has knowledge of a breach of fiduciary responsibility by the other Fiduciary and has not made reasonable efforts under the circumstances to remedy the breach; or

(c) The Fiduciary’s own breach of his or her specific fiduciary responsibilities has enabled another Fiduciary to commit a breach. No Fiduciary shall be liable for any acts or omissions which occur prior to his or her assumption of Fiduciary status or after his or her termination from such status.

14.4 Employment by Fiduciaries.

Any Fiduciary hereunder may employ, with the written approval of the ESOP Committee, one or more persons to render service with regard to any responsibility which has been assigned to such Fiduciary under the terms of the Plan including legal, tax, or investment counsel and may delegate to one or more persons any administrative duties (clerical or otherwise) hereunder.

14.5 Recordkeeping.

The ESOP Committee shall keep or cause to be kept any necessary data required for determining the Account status of each Participant. In compiling such information, the ESOP Committee may rely upon its employment records, including representations made by the Participant in the employment application and subsequent documents submitted by the Participant to the Employer. The Trustee shall be entitled to rely upon such information when furnished by the ESOP Committee or its delegate. Each Employee shall be required to furnish the ESOP Committee upon request and in such form as prescribed by the ESOP Committee, such personal information, affidavits and authorizations to obtain information as the ESOP Committee may deem appropriate for the proper administration of the Plan, including but not limited to proof of the Employee’s date of birth and the date of birth of any person designated by a Participant as a Beneficiary.

14.6 Claims Review Procedure.

The ESOP Committee (and its delegates) shall make all determinations as to the right of any person to a benefit in accordance with the following claims procedures:

(a) Claims. Any person (a “Claimant”) who believes he is entitled to receive a benefit under the Plan, including one greater than that initially determined by the ESOP Committee, may file a claim in writing with the ESOP Committee. The ESOP Committee shall either allow or deny the claim in writing within ninety (90) days of the receipt of a claim; provided that under special circumstances (as determined by the ESOP Committee) the ESOP Committee may extend this period for an additional ninety (90) days by providing written notice of the extension to the Claimant within the original ninety (90) day period. The written notice of the extension shall indicate the special circumstances requiring the extension and the date by which the ESOP Committee expects to make the benefit determination. A denial of a claim shall be written in a manner reasonably calculated to be understood by the Claimant and shall include:

(1) The specific reason or reasons for the denial;

(2) Specific references to Plan provisions on which the denial is based;

(3) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why the material or information is necessary;

(4) An explanation of the Plan’s claim review procedure; and

(5) The Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial upon appeal.

Benefits under the Plan will be paid only if the ESOP Committee decides, in its discretion, that the Claimant is entitled to them.

(b) Claims Review. If a claim is denied, the Claimant or his duly authorized representative may, within sixty (60) days after receipt of denial of his claim:

(1) submit a written request for review of the denied claim by the ESOP Committee;

(2) review pertinent Plan documents; and

(3) submit issues and comments in writing to the ESOP Committee.

The Claimant shall be provided, upon request and free of charge, reasonable access to and copies of all documents, records and other information determined by the ESOP Committee in its sole discretion to be relevant to the Claimant’s claim for benefits and may submit written comments, documents, records and other information relating to the claim.

The ESOP Committee shall either allow or deny the claim upon review in writing within sixty (60) days of the receipt of the request for review; provided that under special circumstances (such as the need to hold a hearing) the ESOP Committee may extend this period for an additional sixty (60) days by providing written notice of the extension to the Claimant within the original sixty (60) day period. The written notice of the extension shall indicate the special circumstances requiring the extension and the date by which the ESOP Committee expects to make the benefit determination.

A denial of a claim shall be written in a manner calculated to be understood by the Claimant and shall include the following information:

(A) The specific reasons for the denial;

(B) The specific provisions of the Plan upon which the denial is based;

(C) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim; and

(D) A statement that the claimant has the right to bring a civil action under Section 502(a) of ERISA following a denial upon appeal.

Claimants may not seek benefits under the Plan in judicial or administrative proceedings without first complying with the procedures in this Section 14.6. Such judicial or administrative proceedings must be commenced within one year of the date the ESOP Committee makes a final determination on the Claimant’s appeal. The decision made under this Section 14.6 are final and binding on the Participant and any other party.

The ESOP Committee may, in its sole discretion, establish additional or different uniform procedures which comply with Section 503 of ERISA and the regulations thereunder from time to time.

14.7 Indemnification of Directors and Employees.

The Adopting Employers shall indemnify any Fiduciary who is a director, officer or Employee of the Employer, his or her heirs and legal representatives, against all liability and reasonable expense, including counsel fees, amounts paid in settlement and amounts of judgments, fines or penalties, incurred or imposed upon him in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of acts or omissions in his or her capacity as a Fiduciary hereunder, provided that such act or omission is not the result of gross negligence or willful misconduct. The Adopting Employers may indemnify other Fiduciaries, their heirs and legal representatives, under the circumstances, and subject to the limitations set forth in the preceding sentence, if such indemnification is determined by the Board of Directors to be in the best interests of the Adopting Employers.

14.8 Immunity from Liability.

Except to the extent that Section 410(a) of ERISA prohibits the granting of immunity to Fiduciaries from liability for any responsibility, obligation, or duty imposed under Title I, Subtitle B, Part 4, of said Act, an officer, Employee, member of the Board of Directors of the Employer or other person assigned responsibility under this Plan shall be immune from any liability for any action or failure to act except such action or failure to act which results from said officer’s, Employee’s, Participant’s or other person’s own gross negligence or willful misconduct.

ARTICLE XV

Amendment Or Termination Of Plan

15.1 Right to Amend or Terminate Plan.

The Company reserves the right at any time, by action of the Board of Directors, to modify, amend or terminate the Plan in whole or in part, in which event a certified copy of the resolution of the Board of Directors, authorizing such modification, amendment or termination shall be delivered to the Trustee and to the other Adopting Employers whose Employees are covered by this Plan, provided, however, that no amendment to the Plan shall be made which shall:

(a) reduce any vested right or interest to which any Participant or Beneficiary is then entitled under this Plan or otherwise reduce the vested rights of a Participant in violation of Section 411(d)(6) of the Code;

(b) vest in the Adopting Employers any interest or control over any assets of the Trust;

(c) cause any assets of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries; or

(d) change any of the rights, duties or powers of the Trustee without its written consent.

(e) Notwithstanding the foregoing provisions of this Section or any other provisions of this Plan, any modification or amendment of the Plan may be made retroactively if necessary or appropriate to conform the Plan with, or to satisfy the conditions of, ERISA, the Code, or any other law, governmental regulation or ruling.

In the alternative, subject to the conditions prescribed in subsections (a) through (e), the Plan may be amended by any officer of the Company to whom authority to amend the Plan is delegated by the Board of Directors, provided, however, that any such amendment does not, in the view of such officer, materially increase costs of the Plan to the Company or any Adopting Employer.

15.2 Amendment to Vesting Schedule.

Any amendment that modifies the vesting provisions of ARTICLE VII shall either:

(a) provide for a rate of vesting that is at least as rapid for any Participant as the vesting schedule previously in effect; or

(b) provide that any adversely affected Participant with a Period of Service of at least three (3) years may elect, in writing, to remain under the vesting schedule in effect prior to the amendment. Such election must be made within sixty (60) days after the later of the:

(1) adoption of the amendment;

(2) effective date of the amendment; or

(3) issuance by the ESOP Committee of written notice of the amendment.

15.3 Maintenance of Plan.

The Adopting Employers have established the Plan with the bona fide intention and expectation that they will be able to make contributions indefinitely, but the Adopting Employers are not and shall not be under any obligation or liability whatsoever to continue contributions or to maintain the Plan for any given length of time.

15.4 Termination of Plan and Trust.

The Plan and Trust hereby created shall terminate upon the delivery to the Trustee of a notice of termination executed by the Company specifying the date as of which the Plan and Trust shall terminate. Upon termination of this Plan, or permanent discontinuance of contributions hereunder, with or without written notification, the rights of each Participant to the amounts credited to that Participant’s Account at such time shall be fully vested and nonforfeitable. In the event a partial termination of the Plan is deemed to have occurred, each Participant affected by such partial termination shall be fully vested in and shall have a nonforfeitable right to the amounts credited to that Participant’s Account.

15.5 Distribution on Termination.

(a) (1) If the Plan is terminated, or contributions permanently discontinued, an Adopting Employer, at its discretion, may (at that time or at any later time) direct the Trustee to distribute the amounts in a Participant’s Account in accordance with the distribution provisions of the Plan. Such distribution shall, notwithstanding any prior provisions of the Plan, be made in a single lump-sum without the Participant’s consent as to the timing of such distribution. If, however, an Adopting Employer (or an Affiliate) maintains an alternative defined contribution plan (other than an employee stock ownership plan), then the preceding sentence shall not apply and the Adopting Employer, at its discretion, may direct such distributions to be made as a direct transfer to such other plan without the Participant’s consent, if the Participant does not consent to an immediate distribution.

(2) If an Adopting Employer does not direct distribution under paragraph (1), each Participant’s Account shall be maintained until distributed in accordance with the provisions of the Plan (determined without regard to this Section) as though the Plan had not been terminated or contributions discontinued.

(b) If the ESOP Committee determines that it is administratively impracticable to make distributions under this Section in cash or that it would be in the Participant’s best interest to make some or all of the distributions with in-kind property, it shall offer all Participants and Beneficiaries entitled to a distribution under this Section a reasonable opportunity to elect to receive a distribution of the in-kind property being distributed by the Trust. Those Participants and Beneficiaries so electing shall receive a proportionate share of such in-kind property in the form (outright, in trust or in partnership) that the ESOP Committee determines will provide the most feasible method of distribution.

(c) (1) Amounts attributable to elective contributions shall only be distributable by reason of this Section if one of the following is applicable:

(A) the Plan is terminated without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan);

(2) For purposes of this subsection, the term “elective contributions” means employer contributions made to the Plan that were subject to a cash or deferred election under a cash or deferred arrangement.

(3) Elective contributions are distributable under subsections (c)(1)(B) and (C) above only if the Adopting Employers continue to maintain the Plan after the disposition.

ARTICLE XVI

Additional Provisions

16.1 Effect of Merger, Consolidation or Transfer.

In the event of any merger or consolidation with or transfer of assets or liabilities to any other plan or to this Plan, each Participant of the Plan shall be entitled to a benefit immediately after the merger, consolidation or transfer, which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had been terminated).

16.2 No Assignment.

(a) Except as provided herein, the right of any Participant or Beneficiary to any benefit or to any payment hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind.

(b) Subsection (a) shall not apply to any payment or transfer permitted by the Internal Revenue Service pursuant to regulations issued under Section 401(a)(13) of the Code.

(c) Subsection (a) shall not apply to any payment or transfer pursuant to a Qualified Domestic Relations Order.

(d) Subsection (a) shall not apply to any payment or transfer to the Trust in accordance with Section 401(a)(13)(C) of the Code to satisfy the Participant’s liabilities to the Plan or Trust in any one or more of the following circumstances:

(1) the Participant is convicted of a crime involving the Plan;

(2) a civil judgment (or consent order or decree) in an action is brought against the Participant in connection with an ERISA fiduciary violation; or

(3) the Participant enters into a settlement agreement with the Department of Labor over an ERISA fiduciary violation.

16.3 Limitation of Rights of Employees.

This Plan is strictly a voluntary undertaking on the part of the Adopting Employers and shall not be deemed to constitute a contract between any of the Adopting Employers and any Employee, or to be a consideration for, or an inducement to, or a condition of the employment of any Employee. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of any of the Adopting Employers or shall interfere with the right of any of the Adopting Employers to discharge or otherwise terminate the employment of any Employee of an Adopting Employer at any time. No Employee shall be entitled to any right or claim hereunder except to the extent such right is specifically fixed under the terms of the Plan.

16.4 Construction.

The provisions of this Plan shall be interpreted and construed in accordance with the requirements of the Code and ERISA. Any amendment or restatement of the Plan or Trust that would otherwise violate the requirements of Section 411(d)(6) of the Code or otherwise cause the Plan or Trust to cease to be qualified under Section 401(a) of the Code shall be deemed to be invalid. Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine and vice versa, as appropriate. References to “Section” or “ARTICLE” shall be read as references to appropriate provisions of this Plan, unless otherwise indicated.

16.5 Company Determinations.

Any determinations, actions or decisions of the Company (including but not limited to, Plan amendments and Plan termination) shall be made by its Board of Directors in accordance with its established procedures or by such other individuals, groups or organizations that have been properly delegated by the Board of Directors to make such determination or decision.

16.6 Continued Qualification.

This Plan is established with the intent that it shall qualify under Sections 401(a), 401(k) and 4975(e)(7) of the Code as those Sections exist at the time the Plan is amended and restated. If the Internal Revenue Service determines that the Plan does not meet those requirements, the Plan shall be amended retroactively as necessary to correct any such inadequacy.

16.7 Governing Law.

This Plan shall be governed by, construed and administered in accordance with ERISA and any other applicable federal law; provided, however, that to the extent not preempted by federal law, this Plan shall be governed by, construed and administered under the laws of the State of Delaware, other than its laws respecting choice of law.

16.8 Participant Notices and Elections

The Employer, Trustee and the ESOP Committee may provide any notice or election required or provided for under the Plan in electronic format, provided however, that the provision of such electronic notice comports with regulations issued by the Department of Labor in effect at the time of issuance such notice or election.

*        *        *

To record the adoption of the Plan, the undersigned has executed the Plan on behalf of the Employer on this      day of         , 2011.

ATTEST:	ALION SCIENCE AND TECHNOLOGY CORPORATION

By:
Title: Chief Executive Officer

Exhibit A

Adopting Employers and Special Plan Provisions for Certain Adopting Employers

Name	Effective Date of Adoption
Alion Science and Technology Corporation	December 19, 2001
Human Factors Applications, Inc. (sold 9/30/11)	December 20, 2002
Washington Consulting, Inc.	February 25, 2006
Washington Consulting Government Services, Inc.	October 1, 2007

Exhibit B

Special Withdrawal and Distribution Provisions

A Participant who was a participant in the Human Factors Applications, Inc. Profit Sharing & 401(k) Plan (“HFA 401(k) Plan”) and whose accounts under the HFA 401(k) Plan were transferred to the Plan in connection with the merger of the HFA 401(k) Plan with and into the Plan, shall be subject to the following special withdrawal and distribution provisions with respect to his HFA Accounts under the Plan:

1.	Such a Participant (or his Beneficiary) may elect a distribution from his HFA Accounts, at any time after his Severance from Service.

2.

Such a Participant who has attained at least age fifty-nine and one-half (59 1/2) may elect a withdrawal from his HFA Deferral Account and HFA Matching Account, at any time before his Severance from Service.

3.	Such a Participant may elect a withdrawal from his HFA Deferral Account before his Severance from Service, in the event of a hardship, in accordance with the rules for a hardship withdrawal of Elective Deferrals in Section 8.1 of the Plan.

4.	Such a Participant may elect a withdrawal from his HFA Rollover Account, at any time before his Severance from Service.

Exhibit B

Special Withdrawal and Distribution Provisions (continued)

Innovative Technology Solutions

401(k) Profit Sharing Plan & Trust

A Participant who was a participant in the Innovative Technology Solutions 401(k) Profit Sharing Plan & Trust (“ITSC 401(k) Plan”) and whose accounts under the ITSC 401(k) Plan were transferred to the Plan in connection with the merger of the ITSC 401(k) Plan with and into the Plan, shall be subject to the following special withdrawal and distribution provisions with respect to his one hundred percent (100%) vested interest in his ITSC Accounts under the Plan (i.e., his ITSC Elective Deferral Account, ITSC Money Purchase Pension Plan Account, ITSC Employer Contributions Account (consisting of the three separate accounts under the ITSC 401(k) Plan attributable to safe harbor nonelective employer contributions, discretionary nonelective employer contributions and matching employer contributions) and ITSC Rollover Account):

1.	Such a Participant (or his Beneficiary) may elect a withdrawal from his Non-ESOP ITSC Elective Deferral Account after attainment of age fifty-nine and one-half (59 1/2).

2.	Such a Participant (or his Beneficiary) may elect a distribution from his ITSC Accounts, at any time after his Severance from Service.

3.

Such a Participant who has attained the later of (a) age sixty-five (65), and (b) the fifth (5th) anniversary of his employment commencement date with Innovative Technology Solutions Corporation, may elect a withdrawal from his ITSC Accounts (including his ITSC Money Purchase Pension Plan Account), at any time before his Severance from Service.

4.	Such a Participant may elect a withdrawal from his ITSC Elective Deferral Account (excluding earnings) before his Severance from Service, in the event of a hardship, in accordance with the rules for a hardship withdrawal of Elective Deferrals in Section 8.1 of the Plan.

5.	Such a Participant may elect a withdrawal from his ITSC Rollover Account, at any time before his Severance from Service.

6.	Regardless of 1. through 4. above, no portion of such a Participant’s ITSC Accounts may be used as security for a loan unless, at the time the security interest is entered into, the Participant’s spouse, if any, consents to the use of the Participant’s ITSC Accounts as security. Such consent must acknowledge the effect of the consent, be signed within the ninety (90) day period ending on the date on which the loan is to be so secured, and be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the Participant’s ITSC Accounts are used as security for the renegotiation, extension, renewal or other revision of the loan.

Regardless, no spousal consent for a loan for which a Participant’s ITSC Accounts (other than his ITSC Money Purchase Pension Plan Account) is being used as security is required on or after April 1, 2004.

7.	Regardless of 1. through 4. above, no in-service withdrawal may be made from such a Participant’s ITSC Accounts unless the Participant’s spouse, if any, consents to the withdrawal. Such consent must acknowledge the effect of the withdrawal, be signed within the ninety (90) day period ending on the date of the withdrawal, and be witnessed by a Plan representative or notary public. In addition, an in-service withdrawal from such a Participant’s ITSC Accounts shall be made in a joint and 50% survivor annuity (if married) or a single life annuity (if unmarried), as described in 7. below, unless he elects a lump sum payment and his spouse consents to such payment in accordance with the rules in 7. below.

Regardless, no spousal consent for a withdrawal from a Participant’s ITSC Accounts (other than his ITSC Money Purchase Pension Plan Account) is required on or after April 1, 2004. No in-service withdrawal from a Participant’s ITSC Accounts (other than his ITSC Money Purchase Pension Plan Account) on or after April 1, 2004 shall be available in the form of an annuity.

8.	Such a Participant whose Accounts under this Plan exceed Five Thousand Dollars ($5,000), shall be paid his ITSC Accounts in a joint and 50% survivor annuity (if married) or a single life annuity (if unmarried), unless he elects installment payments from the Trust Fund (subject to his right to elect at any time to accelerate the installment payments or to elect a lump sum for the remainder of his ITSC Account), a combination of a lump sum and installment payments from the Trust Fund, a joint and 75% survivor annuity (if married), a joint and 100% survivor annuity (if married) or an optional form of payment available under this Plan. The amount payable monthly under the annuity forms described in the preceding sentence shall be the amount that can be purchased from an insurance company selected by the ESOP Committee, in its sole discretion, with the amount in his ITSC Accounts. The joint and 50% survivor annuity for a married Participant shall be payable monthly to the Participant during the Participant’s lifetime after retirement with fifty percent (50%) of such benefit continued to the Participant’s spouse for the duration of the spouse’s lifetime after the death of the Participant. Any such election of the Participant must be made in writing not more than one hundred and eighty (180) days before benefit payments begin, consented to by his spouse and filed with the ESOP Committee. The election must designate a form of benefit payment, and a specific alternate Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries), which may not be changed without spousal consent. The spouse’s consent must acknowledge the effect of the election. Consent of a prior spouse shall be invalid with respect to a current spouse. Before any payment is made, the Participant must have received from the ESOP Committee written notification that an election is available and a general description of the terms of the methods of payment. The Participant may request within sixty (60) days of the receipt of his notice of election an explanation in nontechnical language of the terms and conditions of the joint and 50% survivor annuity or other ESOP forms of payment and the effect of its selection. The ESOP Committee shall respond within thirty (30) days of the receipt of the Participant’s request for additional information. The Participant shall have at least one hundred and eighty (180) days after receiving the written explanation in which to make his selection. The Participant may change his election at any time before payments begin. However, if a married Participant elects the joint and 50% survivor annuity and then changes his election, he may change his election only with the written consent of his spouse. Consent of the Participant’s spouse must be witnessed by a Plan representative or notary public.

Notwithstanding anything in this Plan to the contrary, as permitted by Section 1.411(d)-4 Q&A-2(e) of the Income Tax Regulations, a distribution from such a Participant’s ITSC Accounts (other than his ITSC Money Purchase Pension Plan Account) with a benefit commencement date on or after April 1, 2004 shall no longer be available in the form of a joint and 50%, 75% or 100% survivor annuity (if married), a single life annuity (if unmarried), installment payments from the Trust Fund or a combination of a lump sum and installment payments from the Trust Fund. No spousal consent shall be required for such a distribution. A distribution from such a Participant’s ITSC Money Purchase Pension Plan Account with a benefit commencement date on or after April 1, 2004 shall no longer be available in the form of a joint and 75% survivor annuity (if married), installment payments from the Trust Fund or a combination of a lump sum and installment payments from the Trust Fund.

9.	If such a Participant is married and dies before his benefit commencement date, and his Accounts under the Plan exceed Five Thousand Dollars ($5,000), one hundred percent (100%) of the Participant’s ITSC Accounts shall be paid to the Participant’s surviving spouse in the form of a single life annuity. The amount payable monthly under the preceding sentence shall be the amount that can be purchased from an insurance company selected by the ESOP Committee, in its sole discretion, with the amount in his ITSC Accounts. The annuity shall be payable monthly to the surviving spouse for the surviving spouse’s lifetime. A Participant’s spouse may direct that payment under such annuity commence within a reasonable period after the Participant’s death. If the spouse does not so direct, payment under such annuity shall commence at the time the Participant would have attained his Normal Retirement Age. Such a Participant shall have the right, during the election period, to elect to have his death benefits paid to another Beneficiary or under an optional form of payment permitted under the Plan. Regardless of the preceding sentences, such a Participant (whether or not married) may elect at any time that his ITSC Accounts be paid in the form of installment payments from the Trust Fund (subject to his Beneficiary’s right to elect to accelerate the installment payments or to elect a lump sum for the remainder of his ITSC Accounts). Any such election of a Participant must be made in writing, consented to by his spouse, and filed with the ESOP Committee. Consent of the Participant’s spouse must be witnessed by a Plan representative or notary public. The election must designate a specific alternate beneficiary (including any contingent beneficiaries) that may not be changed without spousal consent. The spouse’s consent must acknowledge the effect of the election. Any consent by a spouse shall be effective only with respect to such spouse. The election period shall be the period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the date of the Participant’s death. If a Participant terminates employment with the Employer prior to the first day of the Plan Year in which he attains age thirty-five (35), with respect to his ITSC Accounts as of the date of termination, the election period shall begin on the date of separation. A Participant who will not yet attain age thirty-five (35) as of the end of any current Plan Year may make a special qualified election to designate another Beneficiary for the period beginning on the date of such election and ending on the first day of the Plan Year in which he will attain age thirty-five (35). Such election shall not be valid unless the

Participant receives a written explanation comparable to the explanation to be provided during the applicable period (as described below). The Participant’s spouse will automatically be reinstated as his Beneficiary as of the first day of the Plan Year in which he attains age thirty-five (35), subject to his right to elect to designate another Beneficiary. The ESOP Committee shall provide each Participant within the applicable period a written explanation of: (a) the terms and conditions of the surviving spouse benefit; (b) the Participant’s right to make, and the effect of, an election to designate another Beneficiary or an alternative form of distribution; (c) the rights of the Participant’s spouse; (d) the right to make, and the effect of a revocation of a previous election to designate another Beneficiary or an alternative form of distribution; and (e) the relative values of the various optional methods of payment under the Plan. For this purpose, the applicable period shall mean the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35). Regardless, if a Participant enters the Plan or first becomes subject to the requirements of this paragraph after the first day of the Plan Year in which the Participant attained age thirty-five (35), the applicable period shall continue for the one (1) year period after the date on which the Participant commenced participation in the Plan or first becomes subject to the requirements of this paragraph, if later. If a Participant separates from service before attaining age thirty-five (35), the applicable period shall begin one (1) year before the date the Participate separates from service and end one (1) year after the Participant separated from service. The Participant and his spouse may change their election at any time before the Participant’s death.

Notwithstanding anything in this Plan to the contrary, as permitted by Section 1.411(d)-4 Q&A-2(e) of the Income Tax Regulations, a death benefit distribution from such a Participant’s ITSC Accounts (other than his ITSC Money Purchase Pension Plan Account) with a benefit commencement date on or after April 1, 2004 shall no longer be available in the form of a single life annuity or installment payments from the Trust Fund. No spousal consent shall be required for such a distribution. A death benefit distribution from such a Participant’s ITSC Money Purchase Pension Plan Account with a benefit commencement date on or after April 1, 2004 shall no longer be available in the form of installment payments from the Trust Fund.

10.	If a former Participant in the ITSC 401(k) Plan who had forfeited before January 1, 2004 his nonvested interest in his account(s) under that plan attributable to employer contributions subject to a vesting schedule under that plan, is rehired on or after January 1, 2004 by the Employer before the occurrence of five (5) consecutive Breaks in Service (as defined in Section 7.4), his nonvested interest that was forfeited before January 1, 2004 under the ITSC 401(k) Plan shall be recredited (without adjustment for earnings) as of the date of his reemployment to his ITSC Employer Contributions Account from a special Employer contribution to the Plan. Such a Participant shall be one hundred percent (100%) vested in his ITSC Employer Contributions Account. Further, a former Participant in the ITSC 401(k) Plan who is rehired on or after January 1, 2004 by the Employer may not repay to the Plan any prior distributions from the ITSC 401(k) Plan.

Supplement No. 1

John J. McMullen Associates, Inc. 401(k) Plan and John J. McMullen Associates, Inc. Employee Stock Ownership Plan

1.1 Purpose. The purpose of this Supplement 1 is to set forth provisions applicable to individuals who were previously participants in the John J. McMullen Associates, Inc. 401(k) Plan (“Former JJMA 401(k) Participants”) and/or the John J. McMullen Associates, Inc. Employee Stock Ownership Plan (“Former JJMA ESOP Participants”) (collectively the “Former JJMA Participants”) immediately before the merger of those plans into this Plan and who became participants in the Plan upon the transfer of assets from those plans to this Plan, or such earlier date as provided in Section 1.4 of this Supplement 1. Except to the extent expressly modified by this Supplement 1, the provisions of the Plan shall apply to the participation of such Former JJMA Participants. The provisions of this Supplement 1 shall, unless provided otherwise, be effective for Former JJMA 401(k) Participants as of the date assets were transferred from the John J. McMullen Associates, Inc. 401(k) Plan to this Plan (the “JJMA 401(k) Merger Date”). The provisions of this Supplement 1 shall, unless provided otherwise, be effective for a Former JJMA ESOP Participant as of the date assets were transferred from the John J. McMullen Associates, Inc. Employee Stock Ownership Plan into the ESOP Component of this Plan (the “JJMA ESOP Merger Date”). Notwithstanding the foregoing, the provisions of the Plan and this Supplement shall amend the provisions of the JJMA 401(k) Plan and the JJMA ESOP as they exist before the JJMA 401(k) Merger Date or the JJMA ESOP Merger Date, as the case may be, to the extent necessary to comply with statutory changes to the Code and ERISA effective as of effective date of the applicable statutory change.

1.2 Former JJMA Participants. Participant shall include a former employee whose account under the JJMA 401(k) Plan or JJMA ESOP was transferred to the Plan.

1.3 Employment Commencement Date. In no event shall a Former JJMA Participant’s Employment Commencement Date be before JJMA becomes an Affiliate of the Company.

1.4 Participation. A Former JJMA Participant who is an Eligible Employee on April 1, 2005 shall become a Participant in the Plan as of such date. Such a Former JJMA Participant shall become eligible to contribute to the Plan as of the first day of the first payroll period beginning on or after April 1, 2005. For purposes of determining eligibility for Matching Contribution and any Profit Sharing Contribution, a Former JJMA Participant’s Period of Service shall include the longer of his or her (a) “year of eligibility service” under the JJMA 401(k) Plan as of April 1, 2005, or (b) “years of service” under the JJMA ESOP as of April 1, 2005.

1.5 Special ESOP Component Election. A Former JJMA Participant may elect during the 90-day election period beginning on April 2, 2005 to have all or a portion of the following amounts invested in Common Stock (a) the amounts transferred to the Plan from his or her JJMA 401(k) Plan (excluding any amounts credited to the JJMA 401(k) Voluntary Contributions Account and the JJMA 401(k) Qualified Voluntary Employee Contributions Account and amounts invested in an outstanding loan), and/or (b) any cash transferred to the Plan attributable to his or her JJMA ESOP account. Any eligible amounts in a Participant’s JJMA 401(k) Plan account that a Participant elects to invest in Common Stock will be transferred to the ESOP Component on the last day of the election period where they will be accumulated in a short term interest fund in the ESOP Component of the Plan, and then converted to Common Stock on the special investment date coincident with or next following the Allocation Date based on the then Current Market Value, provided the Participant is an Employee on that date. Any cash amounts in a Participant’s JJMA ESOP account will be initially accumulated in a short term interest fund in the ESOP Component of the Plan. Thereafter, the portion of those amounts the Participant elects to invest in Common Stock will be converted to Common Stock on the investment date coincident with or next following the Allocation Date based on the then Current Market Value, provided the Participant is an Employee on that date, and the portion of those amounts that are not invested in Common Stock will be transferred to the Non ESOP Component and invested as if it were a new contribution.

1.6 Mapping of Investments. Except as provided in Section 1.5 of this Supplement 1, a Former JJMA Participant’s account under the JJMA 401(k) Plan which is transferred to this Plan shall be invested in the Non ESOP Component Funds that the ESOP Committee, or its delegate, determines most closely resemble the investment funds under the JJMA Plan in which such account was invested immediately before the transfer. A Former JJMA Participant’s account under the JJMA ESOP which is transferred to this Plan shall be invested pursuant to Section 1.5 of this Supplement 1.

1.7 Diversification. For purposes of Plan Section 5.2, a Former JJMA Participant’s Period of Participation shall include the period of time during which he or she participated in the JJMA ESOP. For purposes of Plan Section 5.2, a Former JJMA Participant’s “years of employment” shall not include his or her employment with JJMA before the date on which JJMA became an Employer under the Plan.

1.8 Vesting. A Former JJMA Participant who is an Employee on April 1, 2005 shall be fully vested in his or her benefit under the JJMA 401(k) Plan as of April 1, 2005. A Former JJMA ESOP Participant who is an Employee on April 1, 2005 shall be fully vested in his or her benefit under the JJMA ESOP as of April 1, 2005. For purposes of determining a Former JJMA Participant’s vested percentage in his or her Profit Sharing Contributions under the Plan, such Participant’s Period of Service shall include the longer of (a) his or her “continuous service” under the JJMA 401(k) Plan as of April 1, 2005, or (b) his or her “credited service” under the JJMA ESOP as of April 1, 2005. For a Former JJMA ESOP Participant, his or her 2005 service for purposes of vesting under the Plan shall equal the greater of (a) his or her service determined under the Plan’s rules for determining Period of Service for 2005 (including any service with JJMA between January 1, 2005 and his or her Employment Commencement Date) and (b) his or her credited service for 2005 determined under the JJMA ESOP as of April 1, 2005.

If a Former JJMA Participant who was not an Employee when the JJMA 401(k) Plan is merged into this Plan is reemployed by the Employer or an Affiliate without incurring a five-year Period of Severance –

(a)	the amount of his or her forfeitures under the JJMA 401(k) Plan and/or the JJMA ESOP shall be restored to his or her Account as of the last day of the Plan Year in which he or she is reemployed and shall be deducted from forfeitures which otherwise would be allocable for such year or, to the extent such forfeitures are insufficient, shall require a supplemental contribution from the Employer; and

(b)	such restored amounts will be fully vested upon restoration.

1.9 In-Service Withdrawals. Subject to Plan Sections 8.1(a)(2) and 8.3, the following in-service withdrawal options are available to Former JJMA 401(k) Participants:

(a)	A Former JJMA 401(k) Participant may elect a withdrawal from his JJMA 401(k) Payroll Deferral Account under the Non ESOP Component on or after attainment of age fifty-nine and one-half (59 1/2).

(b)	A Former JJMA 401(k) Participant may elect a withdrawal from his JJMA 401(k) Payroll Deferral Account (excluding all earnings after December 31, 1988) under the Non ESOP Component in accordance with the rules for a hardship withdrawal of Elective Deferrals in Plan Section 8.1.

(c)	A Former JJMA 401(k) Participant may withdraw all or a portion of his or her JJMA 401(k) Voluntary Contributions Account, JJMA 401(k) Qualified Voluntary Employee Contributions Account and JJMA 401(k) Plan Rollover Account under the Non ESOP Component at anytime.

(d)	A Former JJMA 401(k) Participant may withdraw amounts credited prior to July 1, 1990 to his JJMA 401(k) Company Contributions Account under the Non ESOP Component by demonstrating financial need to the ESOP Committee. For this purpose only, financial need shall mean expenses arising as a result of an accident or illness of the Participant or his dependents, or the purchase, construction or repair of the Participant’s principal residence. This financial need withdrawal option is only available if the Participant has withdrawn all other amounts available to him under the Plan.

1.10 Special Distribution Rules. A Former JJMA ESOP Participant shall have the right to receive his or her account under the JJMA ESOP which were transferred from the JJMA 401(k) Plan in June 1998 and were subsequently converted to Common Stock as a result of the Company’s acquisition of JJMA (a) in annual installments beginning as soon as administratively feasible following the Allocation Date coinciding with or next following the Participant’s Severance from Service and paid over a period of five years or such longer period as permitted under Section 409 of the Code, and (b) in cash. A Former JJMA Participant whose Accounts under this Plan exceed Five Thousand Dollars ($5,000) shall have the right to have their JJMA Money Purchase Pension Account under the Non ESOP Component paid as follows:

(a)	at retirement in the form of a qualified joint and survivor (50%) annuity (if married) or a single life annuity (if unmarried), unless he or she elects to receive a joint and 100% survivor annuity (if married) or an optional form of payment available under this Plan. The amount payable monthly under the annuity forms described in the preceding sentence shall be the amount that can be purchased from an insurance company selected by the ESOP Committee, in its sole discretion, with the amount in the Participant’s JJMA Money Purchase Pension Account under the Non ESOP Component. The joint and 50% survivor annuity for a married Participant shall be payable monthly to the Participant during the Participant’s lifetime after retirement with fifty percent (50%) of such benefit continued to the Participant’s spouse for the duration of the spouse’s lifetime after the death of the Participant. Any such election of the Participant must be made in writing not more than one hundred and eighty (180) days before benefit payments begin, consented to by the Participant’s spouse and filed with the ESOP Committee. The election must designate a form of benefit payment, and a specific alternate Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries), which may not be changed without spousal consent. The spouse’s consent must acknowledge the effect of the election. Consent of a prior spouse shall be invalid with respect to a current spouse. Before any payment is made, the Participant must have received from the ESOP Committee written notification that an election is available and a general description of the terms of the methods of payment. The Participant may request within sixty (60) days of the receipt of notice of election an explanation in non-technical language of the terms and conditions of the joint and 50% survivor annuity or other ESOP forms of payment and the effect of its selection. The ESOP Committee shall respond within thirty (30) days of the receipt of the Participant’s request for additional information. The Participant shall have at least one hundred and eighty (180) days after receiving the written explanation in which to make his or her selection. The Participant may change their election at any time before payments begin. However, if a married Participant elects the joint and 50% survivor annuity and then changes the election, the Participant may do so only with the written consent of the Participant’s spouse. Consent of the Participant’s spouse must be witnessed by a Plan representative or notary public.

(b)	at death, if such a Participant is married and dies before the benefit commencement date, in the form of a single life annuity to the Participant’s surviving spouse. The amount payable monthly under the annuity form described in the preceding sentence shall be the amount that can be purchased from an insurance company selected by the ESOP Committee, in its sole discretion, with one hundred percent (100%) of the amount in the Participant’s JJMA Money Purchase Pension Account under the Non ESOP Component. The annuity shall be payable monthly to the surviving spouse for the surviving spouse’s lifetime. A Participant’s spouse may direct that payment under such annuity commence within a reasonable period after the Participant’s death. If the spouse does not so direct, payment under such annuity shall commence at the time the Participant would have attained Normal Retirement Age. Such a Participant shall have the right, during the election period, to elect to have death benefits paid to another Beneficiary or under an optional form of payment permitted under the Plan. Any such election of a Participant must be made in writing, consented to by the Participant’s spouse, and filed with the ESOP Committee. Consent of the Participant’s spouse must be witnessed by a Plan representative or notary public. The election must designate a specific alternate beneficiary (including any contingent beneficiaries) that may not be changed without spousal consent. The spouse’s consent must acknowledge the effect of the election. Any consent by a spouse shall be effective only with respect to such spouse. The election period shall be the period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the date of the Participant’s death. If a Participant terminates employment with the Employer prior to the first day of the Plan Year in which he attains age thirty-five (35), with respect to the JJMA Money Purchase Pension Account under the Non ESOP Component as of the date of termination, the election period shall begin on the date of separation. A Participant who will not yet attain age thirty-five (35) as of the end of any current Plan Year may make a special qualified election to designate another Beneficiary for the period beginning on the date of such election and ending on the first day of the Plan Year in which he will attain age thirty-five (35). Such election shall not be valid unless the Participant receives a written explanation comparable to the explanation to be provided during the applicable period (as described below). The Participant’s spouse will automatically be reinstated as the Beneficiary as of the first day of the Plan Year in which he attains age thirty-five (35), subject to the right to elect to designate another Beneficiary. The ESOP Committee shall provide each Participant within the applicable period a written explanation of: (i) the terms and conditions of the surviving spouse benefit; (ii) the Participant’s right to make, and the effect of, an election to designate another Beneficiary or an alternative form of distribution; (iii) the rights of the Participant’s spouse; (iv) the right to make, and the effect of a revocation of a previous election to designate another Beneficiary or an alternative form of distribution; and (v) the relative values of the various optional methods of payment under the Plan. For this purpose, the applicable period shall mean the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35). Regardless, if a Participant enters the Plan or first becomes subject to the requirements of this paragraph after the first day of the Plan Year in which the Participant attained age thirty-five (35), the applicable period shall continue for the one (1) year period after the date on which the Participant commenced participation in the Plan or first becomes subject to the requirements of this paragraph, if later. If a Participant separates from service before attaining age thirty-five (35), the applicable period shall begin one (1) year before the date the Participate separates from service and end one (1) year after the Participant separated from service. The Participant and the Participant’s spouse may change their election at any time before the Participant’s death.

1.11 Merger of JJMA Plans. Effective as of the JJMA 401(k) Merger Date, all accrued benefits under the JJMA 401(k) Plan shall become accrued benefits under the Plan. Effective as of the JJMA ESOP Merger Date, all accrued benefits under the JJMA ESOP shall become accrued benefits under the Plan.

Supplement No. 2

BMH Associates, Inc. Profit Sharing 401(k) Plan

1.1 Purpose. The purpose of this Supplement No. 2 is to set forth provisions applicable to individuals (“Former BMH Participants”) who were previously participants in the BMH Associates, Inc. Profit Sharing 401(k) Plan (“BMH Plan”) immediately before the acquisition of BMH Associates, Inc. by the Company and who became participants in the Plan on February 11, 2006 as provided in Section 1.4 of this Supplement No. 2. Except to the extent expressly modified by this Supplement No. 2, the provisions of the Plan shall apply to the participation of such Former BMH Participants as of the date assets are transferred from the BMH Plan to this Plan.

1.2 Former BMH Participants. A Participant shall include any former employee whose account under the BMH Plan was transferred to the Plan.

1.3 Employment Commencement Date. In no event shall a Former BMH Participant’s Employment Commencement Date be before February 11, 2006.

1.4 Participation. A Former BMH Participant who is an Eligible Employee on February 11, 2006 shall become a Participant in the Plan as of such date. Such a Former BMH Participant shall become eligible to contribute to the Plan as of the first day of the first payroll period beginning on or after February 11, 2006. For purposes of determining eligibility for Matching Contribution and any Profit Sharing Contribution, a Former BMH Participant’s Period of Service shall include his or her service with BMH as of February 10, 2006. For purposes of determining the amount of any Matching Contribution and any Profit Sharing Contribution for the Plan Year ending September 30, 2006, a Former BMH Participant’s Compensation shall only include amounts paid by the Company after the later of February 10, 2006 or the date on which such person satisfies the eligibility requirements for such contribution.

1.5 Mapping of Investments. Except as provided in Section 5.1(j) of the Plan, a Former BMH Participant’s account under the BMH Plan which is transferred to this Plan shall be invested in the Non ESOP Component Funds that the ESOP Committee, or its delegate, determines most closely resemble the investment funds under the BMH Plan in which such account was invested immediately before the transfer.

1.6 Diversification. For purposes of Plan Section 5.2, a Former BMH Participant’s Period of Participation shall not include the period of time during which he or she participated in the BMH Plan. For purposes of Plan Section 5.2, a Former BMH Participant’s “years of employment” shall not include his or her employment with BMH Associates, Inc.

1.7 Vesting. A Former BMH Participant who is an Employee on February 11, 2006 shall be fully vested in his or her Profit Sharing Contributions under the Plan.

1.8 In-Service Withdrawals. Subject to Plan Sections 8.1(a)(2) and 8.3, a Former BMH Participant may withdraw from the Non ESOP Component any portion or all of his or her account under the BMH Plan which is transferred to this Plan on or after attainment of age fifty-nine and one-half (59 1/2). In addition, a Former BMH Participant may withdraw from the Non ESOP Component any portion or all of his or her (1) BMH Pre-Tax Contributions Account (excluding earnings), (2) BMH Profit Sharing Account, and (3) BMH Rollover Account, in the event of a hardship in accordance with the terms and conditions prescribed in Sections 8.1(b) and 8.3.

1.9 Merger of BMH Plan. Effective as of February 10, 2006, all accrued benefits under the BMH Plan shall become accrued benefits under this Plan.

Supplement No. 3

MA&D 401(k) Plan

1.1 Purpose. The purpose of this Supplement No. 3 is to set forth provisions applicable to individuals (“Former MA&D Participants”) who were previously participants in the MA&D 401(k) Plan (“MA&D Plan”) immediately before the acquisition of Micro Analysis & Design, Inc. by the Company and who became participants in the Plan on May 20, 2006 (“MA&D Plan Merger Date”) as provided in Section 1.4 of this Supplement No. 3 below. Except to the extent expressly modified by this Supplement No. 3, the provisions of the Plan shall apply to the participation of such Former MA&D Participants as of the date assets are transferred from the MA&D Plan to this Plan.

1.2 Former MA&D Participants. A Participant shall include any former employee whose account under the MA&D Plan was transferred to the Plan.

1.3 Employment Commencement Date. In no event shall a Former MA&D Participant’s Employment Commencement Date be before the MA&D Plan Merger Date.

1.4 Participation. A Former MA&D Participant who is an Eligible Employee on the MA&D Plan Merger Date shall become a Participant in the Plan as of such date. Such a Former MA&D Participant shall become eligible to contribute to the Plan as of the first day of the first payroll period beginning on or after the MA&D Plan Merger Date. For purposes of determining eligibility for Matching Contribution and any Profit Sharing Contribution, a Former MA&D Participant’s Period of Service shall include his or her service with MA&D as of the MA&D Plan Merger Date. For purposes of determining the amount of any Matching Contribution and any Profit Sharing Contribution for the Plan Year ending September 30, 2006, a Former MA&D Participant’s Compensation shall only include amounts paid by the Company after the later of the MA&D Plan Merger Date or the date on which such person satisfies the eligibility requirements for such contribution.

1.5 Mapping of Investments. Except as provided in Section 5.1(j) of the Plan, a Former MA&D Participant’s account under the MA&D Plan which is transferred to this Plan shall be invested in the Non ESOP Component Funds that the ESOP Committee, or its delegate, determines most closely resemble the investment funds under the MA&D Plan in which such account was invested immediately before the transfer.

1.6 Diversification. For purposes of Plan Section 5.2, a Former MA&D Participant’s Period of Participation shall not include the period of time during which he or she participated in the MA&D Plan. For purposes of Plan Section 5.2, a Former MA&D Participant’s “years of employment” shall not include his or her employment with MA&D Analysis & Design, Inc.

1.7 Vesting. A Former MA&D Participant who is an Employee on the MA&D Plan Merger Date shall be fully vested in his or her account balances under the MA&D Plan.

If a Former MA&D Participant who was not an Employee on the MA&D Plan Merger Date is merged into this Plan is reemployed by the Employer or an Affiliate without incurring a five-year Period of Severance –

(g)	the amount of his or her forfeitures of account balances attributable to the MA&D Plan shall be restored to his or her Account as of the last day of the Plan Year in which he or she is reemployed and shall be deducted from forfeitures which otherwise would be allocable for such year or, to the extent such forfeitures are insufficient, shall require a supplemental contribution from the Employer; and

(h)	such restored amounts will be fully vested upon restoration.

1.8 Normal Retirement Age. The Normal Retirement Age for a Former MA&D Participant with respect to account balances under the Non ESOP Component shall be age 60.

1.9 In-Service Withdrawals. A Former MA&D Participant may withdraw from the Non ESOP Component any portion or all of his or her account under the MA&D Plan which is transferred to this Plan on or after attainment of age fifty-nine and one-half (59 1/2). In addition, a Former MA&D Participant may withdraw from the Non ESOP Component: (a) any portion or all of his or her MA&D Rollover Account at any time; and (b) any portion or all of his or her MA&D Pre-Tax Contributions Account (excluding earnings) and MA&D Rollover Account in the event of a hardship in accordance with the terms and conditions prescribed in Sections 8.1 and 8.3.

1.10 Merger of MA&D Plan. All accrued benefits under the MA&D Plan shall become accrued benefits under this Plan.

Supplement No. 4

WCI 401(k) Plan

1.1 Purpose. The purpose of this Supplement No. 4 is to set forth provisions applicable to individuals (“Former WCI Participants”) who were previously participants in the 401(k) plan sponsored by Washington Consulting, Inc. (the “WCI Plan”) immediately before the acquisition of Washington Consultants, Inc. by the Company and who became participants in the Plan on September 11, 2006 (“WCI Plan Transfer Date”). The provisions of the Plan shall apply to the account balances of such Former WCI Participants which were transferred from the WCI Plan to the Non ESOP Component of the Plan (the “WCI Transfer Account”).

1.2 Participation. A Former WCI Participant shall become a Participant in the Plan as of such date with respect to his WCI Transfer Account.

1.3 Mapping of Investments. Except as provided in Section 5.1(j) of the Plan, a Former WCI Participant’s WCI Transfer Account shall be invested in the Non ESOP Component Funds that the ESOP Committee, or its delegate, determines most closely resemble the investment funds under the WCI Plan in which such account was invested immediately before the transfer.

1.4 Vesting. A Former WCI Participant shall be fully vested in his or her WCI Transfer Account.

1.5 In-Service Withdrawals. A Former WCI Participant may withdraw from the Non ESOP Component any portion or all of his or her WCI Pre-Tax and WCI Matching Accounts on or after attainment of age fifty-nine and one-half (59 1/2). In addition, a Former WCI Participant may withdraw from the Non ESOP Component any portion or all of his or her WCI Rollover Account at any time.

1.6 Hardship Withdrawals. A Former WCI Participant may withdraw from the Non ESOP Component any portion of his or her WCI Pre-Tax Account (excluding earnings) pursuant to a financial hardship. All such withdrawals must be in accordance with Section 8.1 and 8.3 of the Plan.

Supplement No. 5

Carmel Applied Technologies, Inc. Profit Sharing 401(k) Plan

1.1 Purpose. The purpose of this Supplement No. 5 is to set forth provisions applicable to individuals who were previously participants in the Carmel Applied Technologies, Inc. Profit Sharing 401(k) Plan (the “CATI Plan”) immediately before the acquisition of Carmel Applied Technologies, Inc. by the Company (“Former CATI Participants”) and whose account balances under the CATI Plan were transferred to the Plan on or after October 1, 2007 (“CATI Plan Transfer Date”). The provisions of the Plan shall apply to the accounts of such Former CATI Participants which were transferred from the CATI Plan to the Non ESOP Component of the Plan (the “CATI Transfer Account”).

1.2 A Former CATI Participant will become a Participant in the Plan on the CATI Plan Transfer Date unless he or she was already a Participant in the Plan. Except as provided in this Supplement 5, effective as of the CATI Plan Transfer Date, the provisions of the Plan shall apply to the CATI Transfer Accounts.

1.3 A Former CATI Participant may withdraw any portion or all of his or her CATI Transfer Account from the Non ESOP Component on or after attainment of age fifty-nine and one-half (59 1/2).

1.4 A Former CATI Participant may withdraw from the Non ESOP Component any portion of his or her CATI Pre-Tax account (excluding earnings) pursuant to a financial hardship. All such withdrawals must be in accordance with Section 8.1 and 8.3 of the Plan.

1.5 A Former CATI Participant shall be fully vested in his or her CATI Transfer Account.

1.6 Former CATI Participants shall have a lump sum form of distribution available under the Non-ESOP Component of the Plan and, as of October 1, 2007, annuities and installments are not available as optional forms of benefits for the CATI Transfer Accounts.